EXHIBIT 2.1




                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 24, 1999

                                  BY AND AMONG

                                 BESICORP LTD.,

                             BESICORP HOLDINGS, LTD.

                                       AND

                             BESI ACQUISITION CORP.

                                TABLE OF CONTENTS

RECITALS:.........................................................................................................1

A G R E E M E N T S...............................................................................................1

ARTICLE I.........................................................................................................1

THE MERGER........................................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Consummation of the Merger......................................................................1
         1.3      Effects of the Merger...........................................................................1
         1.4      Certificate of Incorporation; Bylaws............................................................1
         1.5      Directors and Officers..........................................................................2
         1.6      Time and Place of Closing.......................................................................2
         1.7      Further Assurances..............................................................................2

ARTICLE II........................................................................................................2

CONVERSION AND EXCHANGE OF SHARES.................................................................................2
         2.1      Conversion of Shares............................................................................2
         2.2      Exchange Procedures.............................................................................3
         2.3      Adjustment of Merger Consideration..............................................................5
         2.4      Deferred Payments...............................................................................5
         2.5      Management Restricted Shares. .................................................................7

ARTICLE III.......................................................................................................7

REPRESENTATIONS AND WARRANTIES....................................................................................7
         3.1      General Statement.  ............................................................................7
         3.2      Representations and Warranties of the Company. .................................................7
         3.3      Representations and Warranties of Parent and Acquisition Corp. .................................9


ARTICLE IV.......................................................................................................11

CONDUCT OF BUSINESS PENDING THE MERGER...........................................................................11
         4.1      Obligations of Each of the Parties.............................................................11
         4.2      The Company's Obligations......................................................................11
         4.3      Meeting; Proxy Statement; Schedule 13E-3; Other Regulatory Matters.............................12
         4.4      Indemnification Provisions in Charter and Insurance.  .........................................14
         4.5      Parent's Funding of the Company.  .............................................................15

                                 ii

         4.6      Voting of Shares of Common Stock held by Certain Holders.......................................16
         4.7      Certificate and Personal Guarantee.............................................................16
         4.8      Board Action...................................................................................17
         4.9      Management Restricted Shares...................................................................17
         4.10     Notices of Certain Events......................................................................17
         4.11     March 1999 Escrow Fund.........................................................................17


ARTICLE V........................................................................................................18

CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT...........................................................18
         5.1      Conditions to Each Party's Obligations.........................................................18
         5.2      Conditions to the Company's Obligations........................................................18
         5.3      Conditions to Parent's and Acquisition Corp's Obligations......................................19
         5.4      Closing Deliveries.............................................................................19

ARTICLE VI.......................................................................................................20

TERMINATION/EFFECT OF TERMINATION................................................................................20
         6.1      Right to Terminate.............................................................................20
         6.2      Certain Effects of Termination.................................................................21
         6.3      Remedies.......................................................................................21
         6.4      Right to Damages; Expense Reimbursement.  .....................................................21

ARTICLE VII......................................................................................................22

MISCELLANEOUS....................................................................................................22
         7.1      Survival of Representations, Warranties and Agreements.........................................22
         7.2      Amendment......................................................................................22
         7.3      Publicity......................................................................................22
         7.4      Notices........................................................................................23
         7.5      Expenses; Transfer Taxes.......................................................................24
         7.6      Entire Agreement...............................................................................24
         7.7      Non-Waiver.....................................................................................24
         7.8      Counterparts...................................................................................24
         7.9      Severability...................................................................................24
         7.10     Applicable Law.................................................................................24
         7.11     Binding Effect; Benefit........................................................................24
         7.12     Assignability..................................................................................24
         7.13     Governmental Reporting.........................................................................24
         7.14     Defined Terms. ................................................................................24
         7.15     Headings. .....................................................................................28
         7.16     Interpretation; Construction...................................................................28


         Exhibit 1.2       -         Form of Certificate of Merger
         Exhibit 4.5(a)    -         Form of Secured Promissory Note
         Exhibit 4.5(b-1)  -         Form of Security Agreement
         Exhibit 4.5(b-2)  -         Form of Mortgage and Security Agreement
         Exhibit 4.7(a)    -         Form of Certificate
         Exhibit 4.7(b-1)  -         Form of Guarantee
         Exhibit 4.7(b-2)  -         Form of Escrow Agreement
         Exhibit 4.11      -         Form of Instructions to Escrow Agent
         Exhibit 5.2.3     -         Form of Legal Opinion of Parent's Counsel
         Exhibit 5.3.3     -         Form of Legal Opinion of Company's Counsel
         Exhibit 7.14      -         D&O Insurance Policy

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of November 24, 1999, by and among Besicorp Holdings, Ltd., a New York corporation ("Parent"), Besi Acquisition Corp., a New York corporation ("Acquisition Corp"), and Besicorp Ltd., a New York corporation (the "Company").

                                    RECITALS:
         A. The respective boards of directors of Acquisition Corp, Parent and the Company each adopted a plan of merger as set forth in an Agreement and Plan of Merger dated as of October 7, 1999 (the "Initial Agreement") pursuant to which Acquisition Corp, which is a wholly-owned Subsidiary of Parent that has been formed for the sole purpose of effectuating a merger with the Company, would merge with and into the Company on the terms and subject to the conditions set forth in the Initial Agreement.

         B. Parent, Acquisition Corp and the Company desire to make certain modifications to the Initial Agreement, including requiring the Company to effectuate the Spin-Off prior to the Effective Date.

         C. In order to make such modifications to the Initial Agreement, the respective boards of directors of Acquisition Corp, Parent and the Company have each adopted a plan of merger as set forth in this Agreement pursuant to which Acquisition Corp will merge with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and the New York Business Corporation Law (the "NYBCL").

         D. Parent, Acquisition Corp and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         E.  Capitalized   terms  used  in  this  Agreement  have  the  meanings
identified in Section 7.14 of this Agreement.

                               A G R E E M E N T S
         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, on the Effective Date, in accordance with this Agreement and the NYBCL, Acquisition Corp shall merge with and into the Company, the separate existence of Acquisition Corp shall cease and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation," and Acquisition Corp and the Company are sometimes referred to collectively herein as the "Constituent Corporations."

         1.2 Consummation of the Merger. In order to effectuate the Merger, on the Closing Date, the parties hereto will cause a certificate of merger (the "Certificate of Merger") substantially in the Form of Exhibit 1.2 to be filed with the Secretary of State of the State of New York and such counties within the state of New York as required by Section 904 of the NYBCL, in such form as required by, and executed in accordance with the NYBCL . The Merger shall be effective as of the date of filing of the Certificate of Merger or if later, the date specified in the Certificate of Merger (the "Effective Date") in accordance with Section 906 of the NYBCL.

         1.3 Effects of the Merger. On and after the Effective Date, the Merger shall have the effects provided in this Agreement and as set forth in Section 906 of the NYBCL.

         1.4 Certificate of Incorporation; Bylaws. On and after the Effective Date, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Date, shall be adopted as the Certificate of Incorporation and By-Laws of the Surviving Corporation, and shall thereafter continue in effect until amended as provided therein and in accordance with the NYBCL.

         1.5 Directors and Officers. On and after the Effective Date, the directors of Acquisition Corp. shall be the directors of the Surviving Corporation and the officers of the Company holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

         1.6 Time and Place of Closing. Subject to the provisions of Article V and Section 6.1 hereof, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing New York City time, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, NY on the day which is three (3) business days after the first date on which each of the conditions to Closing set forth in Article V hereof shall have been satisfied or waived (and continue to be satisfied or waived), or on such other date, or at such other place, as shall be agreed upon by the parties hereto. The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         1.7 Further Assurances. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Acquisition Corp, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition Corp, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such corporations, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE II
                        CONVERSION AND EXCHANGE OF SHARES

         2.1 Conversion of Shares. On the Effective Date, by virtue of the Merger, and without any action on the part of the holders thereof:

                  2.1.1 Each share of common stock, $.01 par value, of the Company (the "Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of Common Stock held as treasury shares by the Company or its Subsidiaries, shares of Common Stock then owned of record by Acquisition Corp and Parent (the "Ineligible Holders") and shares held by person who follow the procedure set forth in Sections 623 and 910 of the NYBCL (the "Objecting Shareholders") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive in cash (i) the Cash Merger Consideration without interest plus (ii) the right (a "Deferred Payment Right") to Deferred Payments as set forth in Section 2.4 hereto plus (iii) the right (a "Escrow Fund Payment Right" and together with the Deferred Payment Right, the "Combined Deferred Payment Right") to Escrow Fund
Payments as set forth in Section 2.4 hereto (collectively, the "Merger Consideration"). Each share of Common Stock outstanding immediately prior to the Effective Date (other than shares of Common Stock held as treasury shares by the Company or its Subsidiaries and shares of Common Stock then owned of record by Ineligible Holders and the Objecting Shareholders) shall be deemed to be no longer outstanding and shall represent solely the right to receive the Merger Consideration upon surrender of the certificate formerly representing such share of Common Stock in accordance with the provisions of this section. "Cash Merger Consideration" shall mean the Aggregate Cash Merger Consideration divided by the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Date (other than those shares held as treasury shares by the Company) and (ii) the number of Management Restricted Shares for which substitute securities have been issued pursuant to Section 4.9 hereof prior thereto. The "Aggregate Cash Merger Consideration" is $8,000,000.00.

                  2.1.2 Each share of Common Stock issued and outstanding immediately prior to the Effective Date which is then held as a treasury share by the Company or is held by any of the Company's Subsidiaries or by Parent or Acquisition Corp. shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof. The Surviving Corporation shall make such payments to the Objecting Shareholders as are required by Sections 623 and 910 of the NYBCL for each share of Common Stock issued and outstanding immediately prior to the Effective Date which is then held by such Objecting Shareholders, and the Objecting Shareholders shares of Common Stock shall be cancelled and retired and cease to exist, without any conversion thereof.

                  2.1.3 Each share of common stock, without par value, of Acquisition Corp outstanding immediately prior to the Effective Date shall be converted into and exchanged into one validly issued, fully-paid and non-assessable share of common stock, $.01 par value, of the Surviving Corporation.

         2.2      Exchange Procedures.

                  2.2.1 Immediately prior to the Effective Date, Parent or Acquisition Corp will deposit or cause to be deposited with Continental Stock Transfer & Trust Co., or another paying agent mutually acceptable to Parent and the Company (the "Paying Agent"), in trust for the holders of record of Common Stock (excluding Management Restricted Shares for which substitute securities are to be issued pursuant to Section 4.9 hereof) immediately prior to the Effective Date other than the Ineligible Holders and the Objecting Shareholders (the "Company Shareholders") cash in an aggregate amount equal to (i) the number of shares of Common Stock held of record by the Company Shareholders and the Objecting Shareholders multiplied by (ii) the Cash Merger Consideration (such deposit with the Paying Agent pursuant to this paragraph is referred to as the "Payment Fund"). The Payment Fund shall not be used for any purpose except as provided in this Agreement.

                  2.2.2 As soon as practicable after the Effective Date, the Surviving Corporation shall cause the Paying Agent to mail to each Company Shareholder a letter of transmittal and instructions for use (the "Letter of Transmittal") in effecting the surrender of certificates representing shares of Common Stock outstanding immediately prior to the Effective Date ("Certificates"). The Letter of Transmittal shall be in customary form, include provisions stating that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, provide instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration and provide such other provisions as Parent may reasonably specify (including those provisions described in this Section 2.2). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such Letter of Transmittal, duly and properly executed, the holder of such Certificate shall be entitled to receive in exchange therefore (A) the amount equal to (i) the number of shares of Common Stock represented by such Certificate multiplied by (ii) the Cash Merger Consideration, and (B) one Combined Deferred Payment Right for each share of Common Stock represented by such Certificate. If the Cash Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing shares of Common Stock surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Combined Deferred Payment Rights shall not be evidenced by certificates and shall not be transferable, except as required by law. All payments, if any, with respect to the Combined Deferred Payment Rights shall be paid to the persons in whose name the Certificates are registered on the books of the Company immediately prior to the Effective Date. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. Until surrendered as contemplated by this Section 2.2, each Certificate shall, on and after the Effective Date, be deemed to represent only the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                  2.2.3 On and after the Effective Date, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Section 2.2. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, payment may be made with respect to such share of Common Stock to such a transferee only if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid.

                  2.2.4 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, upon the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the
Paying Agent will issue in respect of such lost, stolen or destroyed Certificate, the Merger Consideration with respect to the shares of Common Stock represented thereby.

                  2.2.5 Upon the determination by the Paying Agent that a shareholder is an Objecting Shareholder and not a Company Shareholder, the Paying Agent shall deliver to the Surviving Corporation that amount equal to (i) the number of shares of Common Stock held by such Shareholder multiplied by (ii) the Cash Merger Consideration. Any portion of the Payment Fund which remains unclaimed by any of the Company Shareholders for nine (9) months after the Effective Date shall be delivered to the Surviving Corporation upon demand of the Surviving Corporation, and the holders of shares of Common Stock shall thereafter look only to the Surviving Corporation for payment of their claim for the Cash Merger Consideration in respect of their shares of Common Stock. Neither Parent, Acquisition Corp nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.2.6 Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration such amount as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code as of 1986, as amended (the "Code"), or any provision of any state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificate.

                  2.2.7 In the case of 4,000 shares of Common Stock held of record by Martin Enowitz or his assigns which the Company represents are the subject of a dispute between Besicorp Group Inc. ("BGI") and Mr. Enowitz, the Merger Consideration shall be placed in the existing escrow with respect to such 4,000 shares, and appropriate provision will be made in the Paying Agent agreement for the holding of Combined Deferred Payments, if any, and the Cash Merger Consideration payable in respect of such shares in such escrow, pending resolution of the dispute.

                  2.2.8 The fees and expenses of the Paying Agent will be paid from earnings on the Payment Fund. To the extent earnings on the Payment Fund are insufficient to pay such fees and expenses, such fees and expenses shall be paid by the Surviving Corporation. The Company and Parent and Acquisition Corp agree that any interest earned on the Payment Fund and not utilized to pay the fees and expenses of the Paying Agent will be transferred to the Surviving Corporation.

         2.3 Adjustment of Merger Consideration. In the event of any reclassification, stock split, stock dividend or other general distribution of securities, cash or other property (other than the Distribution) with respect to shares of Common Stock (or if a record date with respect to any of the foregoing should occur) on or after the date of the Initial Agreement and on or prior to the Effective Date, appropriate and equitable adjustments, if necessary, shall be made to the calculation of the Merger Consideration and all references herein shall be deemed to be to the Merger Consideration as so adjusted.

         2.4      Combined Deferred Payments.

                  2.4.1 The parties hereto agree that the Company Shareholders shall receive from the Surviving Corporation for each share of their Common Stock, in addition to the Cash Merger Consideration, an additional payment or payments ("Deferred Payments") on the Deferred Payment Dates equal in the aggregate to (i) the amount in the Deferred Payment Fund on such date divided by
(ii) the number of shares of Common Stock held of record immediately prior to the Effective Date by the Company Shareholders. The "Deferred Payment Fund" consists of the sum of all Adjustments (net of corporate taxes for such Adjustments) less all amounts previously distributed from the Deferred Payment Fund to the Company Shareholders. The "Adjustments" equal the Adjustment Amounts multiplied by a fraction, the numerator of which is the number of shares of Common Stock held of record by the Company Shareholders immediately prior to the Effective Date and the denominator of which is the sum of the number of shares of Common Stock held of record by the Company Shareholders, the Objecting Shareholders and the Ineligible Shareholders immediately prior to the Effective Date and the number of Management Restricted Shares which have been cancelled pursuant to Section 4.9 hereof prior thereto. The "Adjustment Amounts" equals all proceeds received by the Company, the Surviving Corporation and their Subsidiaries (provided that in the case of proceeds received by an entity that is less than wholly owned, directly or indirectly, by the Company (or the Surviving Corporation), such proceeds shall be multiplied by a percentage equal to the percentage of the entity owned, directly or indirectly, at the time of receipt of such proceeds by the Company (or the Surviving Corporation)) on or after the date of the Initial Agreement and on or before the latest of (i) March 22, 2004, (ii) the date of the release by the escrow agent for the March 1999 Escrow Agreement of all of the March 1999 Escrow Funds and (iii) the disposition, pursuant to a final and non-appealable judgment of a court of competent jurisdiction, including the payment of all monies required by such disposition, of the lawsuit encaptioned "Besicorp, Ltd., plaintiff, against Alan
R. Kahn, James Lichtenberg, Vee Hockmeyer, Paul Vannucci, Andrew Jurun,

Paul Shaheen, Debra Berenda and John Does 1 through 5, defendants" which was filed on September 24, 1999 in the Supreme Court of the State of New York, County of Ulster, and any litigation in connection with or relating to such lawsuit (such latest date, the "Deferred Payment Termination Date") with respect to the following: (i) amounts, if any, released from the March 1999 Escrow Fund pursuant to Section 4 of the March 1999 Escrow Agreement (other than amounts released pursuant to the Instructions, (ii) amounts received with respect to each of the litigation claims of the Company, the Surviving Corporation and their Subsidiaries with respect to matters arising before the Effective Date, less the Company's expenses (including reasonable SG&A but excluding expenses which are funded with monies in the March 1999 Escrow Fund (the "Excluded Expenses")) incurred and paid following the date of the Initial Agreement directly related to any such claim for which amounts have been received, (iii) amounts received with respect to the sale of the Company's interests, directly or indirectly, except for debt financing for development capital purposes which might have an equity carried interest in a Foreign Development Project, in each of the Foreign Development Projects (unless such Foreign Development Project is sold along with the Empire Project in which case the proceeds are not an Adjustment Amount) pursuant to agreements entered into on or before the first anniversary of the Effective Date, less the Company's expenses (other than SG&A and Excluded Expenses) incurred and paid following the date of the Initial Agreement directly related to such Foreign Development Project, (iv) amounts received by Beta Partnerships, Inc. "Beta") and distributions received from Kamine Besicorp Natural Dam L.P., ("Natural Dam") (other than an amount anticipated to be received by Beta from Natural Dam on or before December 31, 1999 and disclosed under "Liquidity and Capital Resources" in Item 2 of the Company's Form 10QSB for the period ended June 30, 1999) and any other funds that are distributed as a result of partnership interests in existence as of the date of the Initial Agreement or the Effective Date and (v) amounts, net of expenses (other than SG&A and Excluded Expenses) incurred and paid following the date of the Initial Agreement directly related to distributions as a result of Hydro-Credits, distributed as a result of Hydro-Credits (other than the distribution with respect to Glen Park Associates scheduled for on or about September 30, 1999); provided however that the Adjustment Amount shall not include the proceeds of any transfer of assets by the Surviving Corporation or any wholly owned Subsidiary of the Surviving Corporation to any wholly owned Subsidiary of the Surviving Corporation or to any entity (a "Related Entity") consisting solely of shareholders of the Surviving Corporation on the Effective Date, if, and only if (i) the Related Entity shall consent in writing to its assumption of the obligation to make Deferred Payments in the manner described in Section 2.4.4 (without the right to defer payments if the amount accrued on a Deferred Payment Date is less than $90,000) with respect to such asset and (ii) the Surviving Corporation will be required to guarantee the Related Entity's payment of all amounts it is required to pay to the Company Shareholders pursuant to this assumption. The Surviving Corporation shall segregate the Deferred Payment Fund and invest its proceeds in a separate interest bearing money market account at Bankers Trust Company or any other nationally recognized financial institution, and all interest on the Deferred Payment Fund shall be added to such Fund.

                           2.4.2 The Surviving Corporation  shall  make Deferred
Payments to the Company Shareholders (ii) annually on each June 1st commencing on June 1, 2000 and ending on the last June 1st, immediately prior to the Deferred Payment Termination Date (each, a "Deferred Payment Date"), (provided that if on any Deferred Payment Date the amount in the Deferred Payment

Fund is less than $90,000,  no Deferred  Payment shall be made on such date) and
(ii) on the Deferred Payment Termination Date. All such Payments shall be accompanied by a notice stating in reasonable detail the proceeds and the expenses that were deducted.

                          2.4.3 If the Surviving Corporation or a Related Entity
transfers, sells or otherwise assigns, directly or indirectly, any of the Underlying Assets, the assignee (the "Assignee") of such Underlying Asset shall be required to consent in writing to its assumption of the obligation to make Deferred Payments (without the right to defer payments if the amount accrued on a Deferred Payment Date is less than $90,000) with respect to such Underlying Asset other than the obligation to make the Deferred Payment, if any, resulting from proceeds received by the Surviving Corporation or Related Entity from such assignment (which Deferred Payment resulting from such Proceeds, shall be the obligation of the Surviving Corporation or Related Entity, as applicable) in the manner described in Section 2.4.4.

                           2.4.4  Payments by a  Related Entity or  an  Assignee
(the "Payor") shall be made on Deferred Payment Dates as follows: such payments shall be equal to (i) the amount in the Substitute Deferred Payment Fund on such date divided by (ii) the number of shares of Common Stock held of record immediately prior to the Effective Date by the Company Shareholders. The "Substitute Deferred Payment Fund" consists of the sum of all Substitute Adjustments (net of all corporate taxes for such Adjustment) less all amounts previously distributed from the Substitute Deferred Payment Fund to the Company Shareholders. The "Substitute Adjustments" equal the Substitute Adjustment Amounts multiplied by a fraction, the numerator of which is the number of shares of Common Stock held of record by the Company Shareholders immediately prior to the Effective Date and the denominator of which is the sum of the number of shares of Common Stock held of record by the Company Shareholders, the Objecting Shareholders and the Ineligible Shareholders immediately prior to the Effective Date and the number of Management Restricted Shares which have been cancelled pursuant to Section 4.9 hereof prior thereto. The "Substitute Adjustment Amounts" equals all proceeds received by the Payor on or after the date of the Initial Agreement and on or before Deferred Payment Termination Date with respect to the following: (i) amounts, if any, released from the March 1999 Escrow Fund pursuant to Section 4 of the March 1999 Escrow Agreement, (ii) amounts received with respect to each of the litigation claims assigned by the Company with respect to matters arising before the Effective Date, less the expenses of the Company and Payor (including reasonable SG&A but excluding Excluded Expenses) incurred and paid following the date of the Initial Agreement directly related to any such claim with respect to any such claim for which amounts have been received, (iii) amounts received with respect to the sale of the Payor's interests, directly or indirectly, except for debt financing for development capital purposes which might have an equity carried interest in a Foreign Development Project, in each of the Foreign Development Projects (unless such Foreign Development Project is sold along with the Empire Project in which case the proceeds are not a Substitute Adjustment Amount) pursuant to agreements entered into on or before the first anniversary of the Effective Date, less the expenses of the Company and Payor (other than SG&A and Excluded Expenses) incurred and paid following the date of the Initial Agreement directly related to such Foreign Development Project, (iv) amounts received by Beta and distributions received from Natural Dam (other than an amount anticipated to be received by Beta from Natural Dam on or before December 31, 1999 and disclosed under

"Liquidity and Capital Resources" in Item 2 of the Company's Form 10QSB for the period ended June 30, 1999), and any other funds that are distributed as a result of partnership interests in existence as of the date of the Initial Agreement or the Effective Date and (v) amounts, net of the expenses of the Company and Payor (other than SG&A and Excluded Expenses) incurred and paid following the date of the Initial Agreement directly related to distributions as a result of Hydro-Credits, distributed as a result of Hydro-Credits (other than the distribution with respect to Glen Park Associates scheduled for on or about September 30, 1999). If a Payee (or assignee of a Payee) attempts to assign any Underlying Asset, the assignee of such Underlying Asset shall be required to consent in writing to its assumption of the obligation to make Deferred Payments (without the right to defer payments if the amount accrued on a Substitute
Deferred Payment Date is less than $90,000) with respect to such Underlying Asset other than the obligation to make the Deferred Payment, if any, resulting from proceeds received by the assignor from such assignment (which Deferred Payment resulting from such Proceeds, shall be the obligation of the assignor) in the manner described above.

                           2.4.5     Escrow Fund  Payments. The  parties  hereto
agree that the Company Shareholders shall receive for each share of their Common Stock, in addition to the Cash Merger Consideration and the Deferred Payments pursuant to Deferred Payment Rights, an additional payment or payments ("Escrow Fund Payments") to be paid by the Paying Agent equal in the aggregate to (i) the amount in the Escrow Fund Payment Distributions received by the Paying Agent pursuant to the Instructions, and not yet distributed by the Paying Agent, divided by (ii) the number of shares of Common Stock held of record immediately prior to the Effective Date by the Company Shareholders.


                  2.5 Management Restricted Shares. The Merger Consideration, including the Cash Merger Consideration and the Combined Deferred Payment Rights, with respect to all Management Restricted Shares, if any, the vesting of which has not been accelerated pursuant to the Incentive Plan, and which are not subject to Substitution Agreements, shall be placed in escrow with the Surviving Corporation and such Merger Consideration shall be held in accordance with the terms of the Restricted Stock Grant Agreements with respect to such Management Restricted Shares.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 General Statement. The parties only make the representations and warranties to each other which are set forth in this Article III or in Exhibit 4.7(a).

         3.2 Representations and Warranties of the Company. The Company represents and warrants to Parent and Acquisition Corp that as of the date of the Initial Agreement and, in the case of Section 3.2.2, the date of this
Agreement:

                  3.2.1 Organization and Authority. Each of the Company and each of its Subsidiaries: (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the State of its organization; and (ii) has all necessary corporate or partnership power and authority to conduct its business as now being conducted or as proposed to be conducted through Closing. Each of the Company and each of its Subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the nature or location of its assets require such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

                  3.2.2 Authority Relative to this Agreement and Related Matters. The Board of Directors of the Company (the "Board"), at a meeting duly called and held has (A) determined that the Agreement and Merger are fair to, and in the best interests of, the Company and its shareholders, including the Company Shareholders, (B) adopted and approved this Agreement, the Merger and the Distribution, and (C) resolved to submit to the shareholders of the Company and recommend to the shareholders of the Company that they adopt and authorize the Agreement and the Merger. The Company has full corporate power and authority, subject to shareholder adoption and authorization with respect to the Agreement, to enter into and perform this Agreement, and the other agreements (the "Transaction Agreements") to be entered into in connection with this Agreement, the Merger and the Distribution to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company and the performance by the Company of its obligations hereunder and thereunder have been (or, in the case of Transaction Agreements not yet entered into, will be) duly authorized and approved by all requisite corporate action other than the approval of the holders of at least one-half of the outstanding shares of Common Stock voting at the Meeting with respect to the Merger. This Agreement has been and, when executed, each of the other Transaction Agreements will have been, duly executed and delivered by duly authorized officers of the Company and each constitutes, or will constitute when so executed and delivered, a valid, legal and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. The affirmative vote of the holders of at least one-half of the outstanding shares of Common Stock voting at the Meeting with respect to the adoption and authorization of the Agreement and the Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

                  3.2.3 Capitalization. The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of October 4, 1999, (i) 136,282 shares of Common Stock were outstanding, all of which are entitled to vote as a class, including (a) 13,850 Management Restricted Shares which will not vest as a result of the Merger and (b) 5,824 shares of Common Stock reserved for issuance upon the delivery of shares of common stock of BGI in connection with the March 1999 Merger (the "Reserved Shares"), (ii) 100 shares of Common Stock were held in the treasury of the Company, (iii) no options, warrants or similar rights to purchase shares of Common Stock ("Stock Options") were outstanding and (iv) no shares of Preferred Stock were outstanding. There are no other shares of capital stock of the Company authorized, issued or outstanding. All of the outstanding shares of Common Stock (other than the Reserved Shares which, upon their issuance, will be fully paid and nonassessable) have been validly issued and are fully paid and nonassessable subject to the restrictions on the Restricted Shares set forth in the agreements for such Restricted

Shares. There are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind.

                  3.2.4 Brokers. No broker, finder, investment banker or other Person is entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the Company in connection with the Merger other than amounts payable to Josephthal & Co., Inc. ("Josephthal") pursuant to a letter agreement dated June 9, 1999 between Josephthal and the Company.

                  3.2.5 Fairness Opinion. The Company has received the written opinion of Josephthal (the "Fairness Opinion") dated September 22, 1999 to the effect that, as of such date, the Merger Consideration to be received by Company Shareholders for each share of Common Stock is fair from a financial point of view. The Company has provided a true and correct copy of the Fairness Opinion to Parent. The Company is authorized by Josephthal to include a copy of such opinion in the proxy statement relating to the Agreement and the Merger to be approved at the Meeting (as amended or supplemented, the "Proxy Statement").

                  3.2.6 Full Disclosure. The representations, warranties and statements of the Company in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement are true, complete and correct. The copies of all documents furnished by the Company pursuant to or in connection with this Agreement are true, complete and correct.

                  3.2.7 SEC Filings. None of the information provided by the Company and included in the Proxy Statement, the Rule 13e-3 transaction statement on Schedule 13E-3 to be filed by the Company, Acquisition Corp and Parent with respect to the transactions to be consummated pursuant to this Agreement and the other Transaction Agreements (the "Schedule 13E-3") pursuant to the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Form 10-SB will, at the time of the filing thereof, the mailing thereof, at the time of the Meeting and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  3.2.8 Required  Filings.  Other than the Proxy Statement,  the
Schedule 13E-3 and the Form 10-SB, no consent, approval or authorization of, expiration or termination of any waiting period requirement of, or filing, registration, qualification, declaration or designation ("Authorization") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the other Transaction Agreements by the Company or the consummation by the Company of the transactions contemplated hereby or thereby.

                  3.2.9 No Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Agreements by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, will conflict with or result in a breach of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Company is a party or by which the Company is bound.


         3.3 Representations and Warranties of Parent and Acquisition Corp. Parent and Acquisition Corp jointly and severally represent and warrant to the Company that as of the date of the Initial Agreement and, in the case of Section 3.3.2, the date of this Agreement:

                  3.3.1 Organization and Authority. Each of Parent and Acquisition Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Acquisition Corp has all necessary corporate power and authority to conduct its business as now being conducted.

                  3.3.2 Authority Relative to this Agreement. Each of Parent and Acquisition Corp has full corporate power and authority to enter into and perform this Agreement and each of the other Transaction Agreements to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by Acquisition Corp and Parent and the performance by Acquisition Corp and Parent of their respective obligations hereunder or thereunder have been duly authorized by all requisite corporate action. This Agreement has been, and each of the other Transaction Agreements to which it is a party will be, duly executed and delivered by duly authorized officers of Acquisition Corp and Parent and each constitutes, or will constitute when so executed and delivered, a valid, legal and binding obligation of Acquisition Corp and Parent enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

                  3.3.3 Required Filings. No Authorization is required by or with respect to Parent or Acquisition Corp in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Parent and Acquisition Corp or the consummation by Parent and Acquisition Corp of the transactions contemplated hereby or thereby.

                  3.3.4 No Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Agreements by Parent or Acquisition Corp, nor the consummation by Parent or Acquisition Corp of the transactions contemplated hereby or thereby, will (i) conflict with or result in a breach of any of the terms or provisions of the Certificate of Incorporation or By-Laws of Acquisition Corp or of Parent or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which Parent or Acquisition Corp is a party or by which Acquisition Corp or Parent is bound; or (ii) violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other claim, equity, security interest, preemptive right, judgment or other encumbrance ("Encumbrance") upon any of the properties or assets of Parent or Acquisition Corp under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Acquisition Corp is a party or to which Parent or Acquisition Corp or any of its properties or assets are subject (the "Parent Obligations"), except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or Acquisition Corp or (y) impair Parent or Acquisition Corp's ability to perform its obligations under this Agreement or any of the other Transaction Agreements. Without limiting the generality of the foregoing, neither Parent nor Acquisition Corp is subject to any Parent Obligation pursuant to which timely performance of this Agreement or the Merger may be prohibited, prevented or materially delayed.

                  3.3.5 Capitalization. The authorized capital stock of Acquisition Corp consists of 200 shares of common stock, without par value, of which 100 shares are outstanding. All of the outstanding shares of common stock of Acquisition Corp have been validly issued and are fully paid and nonassessable, are entitled to vote as a class and are owned of record by Parent.

                  3.3.6 SEC Filings. None of the information provided by Parent or Acquisition Corp and included in the Proxy Statement and the Schedule 13E-3 will, at the time of the filing thereof, the mailing thereof, at the time of the Meeting and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  3.3.7 Brokers. No broker, finder, investment broker or other person is entitled to a broker's commission, finders fee, investment banker's fee or similar payment from the Acquisition Corp or Parent in connection with the Merger.

                  3.3.8 Full Disclosure. The representations, warranties and statements of Acquisition Corp and Parent in this Agreement or contained in any schedule, list or document delivered pursuant to this Agreement are true, complete and correct. The copies of all documents furnished by Parent and the Acquisition Corp pursuant to or in connection with this Agreement are true, complete and correct.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 Obligations of Each of the Parties. From and after the date of the Initial Agreement and until and including the Effective Date, the following shall apply with equal force to the Company, on the one hand, and Parent and Acquisition Corp, on the other hand:

                  4.1.1 Each party shall promptly give the other parties written notice of the existence or occurrence of any event or condition which would make any representation or warranty herein contained of any party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby.

                  4.1.2 No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party or which would result in any representation or warranty herein of that party being untrue in any material respect at any time after the date of the Initial Agreement through and including the Closing Date as if originally made at such time.

                  4.1.3 Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement as expeditiously as reasonably practicable.

         4.2 The Company's Obligations. From and after the date of the Initial Agreement and until and including the Effective Date, without the prior written consent of Parent, and without limiting the generality of any other provision of this Agreement, except for the dissolution of Beta Brasil Inc., Beta BGE Inc., Beta International Power Corp. and Besicorp International Power Corp., the Spin-Off and the SunWize Project, the Company shall not, and shall not permit any of its Subsidiaries to:

                           (a) amend its Certificate of Incorporation, By-Laws or other organizational documents;

                           (b) make any change in its authorized  capital stock;
                  adjust, split, combine or reclassify any capital stock; or issue any shares of stock of any class, or issue or become a party to any subscription, warrant, rights, options, convertible securities or other agreements or commitments of any character relating to its issued or unissued capital stock, or other equity securities, or grant any stock appreciation or similar rights except for the issuance of Reserved Shares as contemplated by Section 3.2.3 hereof;

                           (c) sell, transfer,  mortgage,  encumber or otherwise
                  dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary of the Company, except pursuant to contracts or agreements in force at the date of the Initial Agreement or as specifically set forth in this Agreement;

                           (d) make (x) any  investments,  either by purchase of
                  stock or securities, in, (y) any contributions to capital of, or (z) except in the ordinary course of business, any purchases of any property or assets from, any other individual, corporation or other entity;

                           (e) change its method of accounting in effect at March 31, 1999, except as may be required by changes in generally accepted accounting principles ("GAAP") upon the advice of its independent accountants;

                           (f) increase the compensation payable to any employee, or enter into any new employment agreements with new or existing employees which create other than an at will relationship, in each case, except in the ordinary course of business consistent with past practices other than bonuses to officers and employees which are paid prior to the Effective Date;

                           (g)  pay  or  declare   any   dividend  or  make  any
                  distribution on its securities of any class or purchase or redeem any of its securities of any class;

                           (h) except with  respect to Taxes  subject to the New
                  York State tax appeal, make any Tax election or settle or compromise any Tax liability;

                           (i) fail to maintain in full force and effect insurance coverage substantially similar to that in effect on the date of the Initial Agreement; or

                           (j) except with respect to the Empire Project,  enter
                  into any business or contract outside of the ordinary course of business and not related to the Merger other than contracts which are not material or which will be fully performed prior to the Effective Date.

         4.3      Meeting;  Proxy Statement;  Schedule  13E-3; Other  Regulatory
Matters.

                  4.3.1 The Company will (i) call a meeting of its shareholders (the "Meeting") for the purpose of voting upon adoption and authorization of the Merger, (ii) hold the Meeting as soon as practicable following the date of the Initial Agreement, (iii) subject to Section 4.8 hereof, recommend, through its Board, to its shareholders the approval of the Merger, and (iv) use its best efforts to obtain the necessary adoption and authorization of this Agreement by the shareholders of the Company.

                  4.3.2 The Company will (i) as soon as practicable following the date of the Initial Agreement, prepare in correct and appropriate form and file with the Securities and Exchange Commission (the "SEC") a preliminary Proxy Statement and (ii) use its reasonable best efforts to respond to any comments of the SEC or its staff and to enable the Proxy Statement to be cleared by the SEC. The Company will notify Parent of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence and summaries of all conversations between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review the Proxy Statement prior to being filed with the SEC and shall give Parent and its counsel (who shall provide any comments thereon as soon as practicable) the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. The Acquisition Corp and the Parent shall supply to the Company on a timely basis in connection with the preparation of the Proxy Statement all information necessary to be included therein.

          The Company, Acquisition Corp and Parent will (i) as soon as practicable following the date of the Agreement, prepare in correct and appropriate form and file with the SEC the Schedule 13E-3 and (ii) use their reasonable best efforts to respond to any comments of the SEC or its staff and to enable the Schedule 13E-3 be cleared by the SEC. Each party hereto will notify the other parties of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Schedule 13E-3 or for additional information and will supply such other parties with copies of all correspondence and summaries of all conversations between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Schedule 13E-3 or the Merger. Each of the Company, Acquisition Corp and Parent agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. The Acquisition Corp and the Parent shall supply to the Company on a timely basis in connection with the preparation of the Schedule 13E-3 all information necessary to be included therein.

         As promptly as practicable after the Proxy Statement and the Schedule 13E-3 have been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company.


                  4.3.3 Each party agrees to notify the other parties of, and to correct, any information contained in the Proxy Statement and Schedule 13E-3 furnished by such party to any other party for inclusion therein, which information shall be, at the time of furnishing, or become, prior to the Meeting, false or misleading in any respect. If at any time prior to the Meeting or any adjournment thereof there shall occur any event that should be set forth in an amendment to the Proxy Statement, the Company will prepare and mail to its shareholders such an amendment. If at any time prior to the Closing Date there shall occur any event that should be set forth in an amendment to the Schedule 13E-3, the Company, Acquisition Corp and Parent will prepare and file with the SEC such an amendment.

                  4.3.4 The Company will file all reports, schedules, definitive proxy statements (including the Proxy Statement) and information statements (including the Form 10-SB) (the "Company Filings") required to be filed by the Company with the SEC (including reports required by Section 13(d) or 13(g) of the Exchange Act) and will provide copies thereof to the Parent promptly upon the filing thereof. The Company represents, warrants and covenants that each Company Filing (except to the extent prepared by Parent or Acquisition Corp or based upon information supplied by Parent or Acquisition Corp) as of the date of its filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Company Filings (except to the extent prepared by Parent or Acquisition Corp or based upon information supplied by Parent or Acquisition
Corp) as of the date of its filing will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon learning of any such false or misleading information, the Company will cause all required Company Filings (including the Proxy Statement) to be corrected, filed with the SEC and disseminated to holders of the shares of Common Stock, in each case as and to the extent required by applicable law.

                  4.3.5 Parent and Acquisition Corp will file all reports, schedules and definitive proxy statements (the "Parent Filings") required to be filed by the Parent and Acquisition Corp with the SEC (including reports required by Section 13(d) or 13(g) of the Exchange Act) and will provide copies thereof to the Company promptly upon the filing thereof. The Parent and the Acquisition Corp represent, warrant and covenant that each Parent Filing (except to the extent prepared by the Company or based upon information supplied by the Company) as of the date of its filing will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder and none of the Parent Filings (except to the extent prepared by the Company or based upon information supplied by the Company) will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon learning of any such false or misleading information, the Parent and Acquisition Corp will cause all required Parent Filings to be corrected, filed with the SEC and disseminated to holders of the shares of Common Stock, in each case as and to the extent required by applicable law.

                  4.3.6 Subject to the terms and conditions herein provided, the
Company and Parent and Acquisition Corp will cooperate and consult with one another in (a) determining which consents, approvals, permits, licenses, certifications, authorizations and waivers (collectively, "Consents") are required to be obtained prior to the Effective Date from federal, state, local or foreign courts, administrative agencies, commissions and other governmental authorities and instrumentalities ("Governmental Entities") or other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (b) preparing all Consents and all other filings, submissions and presentations required or prudent to obtain all Consents, including by providing to the other parties drafts of such material reasonably in advance of the anticipated filing or submission dates, and (c) timely seeking all such Consents (it being understood that the parties will make or seek Consents, whether mandatory or voluntary, and that the Parent will be responsible and pay for the costs, penalties and expenses associated with the Consents).

         4.4      Indemnification Provisions in Charter and Insurance.

                  4.4.1 Acquisition Corp, Parent and the Company agree that prior to the Effective Date the Company shall have in force officers' and directors' liability insurance ("D&O Insurance") covering each present and former director, officer, employee and agent of the Company and each of its Subsidiaries and each present and former director, officer, employee or agent of the Company and its Subsidiaries (individually, an "Indemnified Person", and collectively, the "Indemnified Persons"), with respect to actions and omissions occurring on or prior to the Effective Date (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement). The parties hereto agree that the Surviving Corporation (i) (a) shall maintain D&O Insurance covering each Indemnified Person who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Effective Date with respect to actions and omissions occurring on or prior to the Effective Date (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement) for a period ending no earlier than the sixth anniversary of the Effective Date and
(b) in the event of a liquidation, merger, consolidation, or similar occurrence procure and pay for "run-off" or "tail" insurance covering each Indemnified Person who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Effective Date with respect to actions and omissions occurring on or prior to the Effective Date (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement) (A)for a period of the lesser of (1) two years and (2) the period ending on the sixth anniversary of the Effective Date (B) and thereafter for a period ending no earlier than the sixth anniversary of the Effective Date and (ii) will reimburse the Indemnified Persons with respect to any deductibles contained in such D&O Insurance or "run-off" or "tail" insurance policies.

                  4.4.2 Acquisition Corp, Parent and the Surviving Corporation hereby jointly and severally agree that, for the lesser of (a) six (6) years after the Closing Date, or (b) the period during which the Surviving Corporation maintains its existence, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Indemnified Persons on terms, in a manner, and with respect to matters, which are no less favorable to the Indemnified Persons than the Company's Certificate of Incorporation and By-Laws, as in effect on the date of the Initial Agreement, and further agree that such indemnification provisions shall not be modified or amended except as required by law, unless such modification or amendment expands the rights of the Indemnified Persons to indemnification.

         4.4.3 (a) Subject to the provisions of Sections 4.4.3 (b), (c) and (d) hereof, the Company shall indemnify, defend, and hold harmless the Indemnified Persons, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages, and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), arising out of or in connection with claims that would have been covered if the Current Insurance Policy had remained in effect until the sixth anniversary of the Effective Date.

                  (b) With respect to Section 4.4.3 hereof, if any Indemnified Person wishes to make a claim for indemnification against the Company with respect to any matter which may give rise to a claim for indemnification, then that Indemnified Person shall notify the Company thereof promptly (which notice shall set forth with reasonable specificity all facts relating to such claim for indemnification). The Company shall pay to the Indemnified Person any amount required to be paid pursuant to this Section 4.4.3 within 90 days after receipt by the Company of such notice and such evidence that the claimed Losses have been incurred or come due as the Company may reasonably request, unless the payment of such amount is contested prior to the expiration of such 90 day period by notice to the Indemnified Person. If such payment is so contested, then such payment shall be made within 30 days after the first to occur of the following: (i) the Company and the Indemnified Person agreeing in writing to make such payment or (ii) such payment has been declared due in a judgment or award entered against the Company by a court of competent jurisdiction.

                   (c) If any third person shall notify an Indemnified Person with respect to any matter which shall give rise to a claim for indemnification against a party to this Agreement pursuant to this Section 4.4.3, then the Indemnified Person shall notify the Company thereof promptly (which notice shall set forth with reasonable specificity all facts relating to such claim for indemnification). Within thirty (30) days after receipt of written notice of a particular matter, the Company may assume the defense of such matter; provided however, that: (i) the Company shall retain counsel reasonably acceptable to the Indemnified Person, and (ii) the Company shall not, without the prior written consent of the Indemnified Person (which shall not be unreasonably withheld), enter into any settlement of a claim, consent to the entry of any judgment with respect to a claim, or cease to defend such claim, if pursuant to or as a result of such settlement, consent or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Person or if such settlement does not expressly unconditionally release the Indemnified Person from all liabilities and obligations with respect to such claim, with prejudice. If, within the thirty (30) day period, the Company does not assume the defense of such matter which the Company is obligated to defend, the Indemnified Person may defend against the matter in any manner that it reasonably may deem appropriate. The Company shall bear all the reasonable fees and expenses of defending any such matter. The Indemnified Person may participate in the defense of such claim with co-counsel of its choice, provided, however, that the fees and expense of the Indemnified Person's counsel shall be at the expense of the Indemnified Person unless the Company is liable for the Losses forming the basis of such claim pursuant to Section 4.4.3 and the Company has failed to assume the defense and employ counsel as provided herein.

                  (d) No amount shall be payable by the Company with respect to claims for indemnification asserted pursuant to this Section 4.4.3 in excess of
(i) the limitations of the Current Insurance Policy and (ii) the deductibles contained in such Policy.

         4.5      Parent's Funding of the Company.

                  4.5.1 So long as (i) no Governmental Entity or court of competent jurisdiction shall have issued an injunction (which is still in effect) prohibiting the Merger, no litigation shall have been commenced and be pending in a court of competent jurisdiction seeking to enjoin the Merger and no request for such an injunction is pending in a court of competent jurisdiction,
(ii) a proxy for the Merger has been filed with the SEC, (iii) all representations and warranties made by the Company in this Agreement shall be materially accurate at the time of the Loan Funding Date; (iv) the Company shall not have (A) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to its debts; (B) commenced any case, proceeding or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets; or (C) made a general assignment for the benefit of its creditors; (v) there shall not have been commenced against the Company any case, proceeding or other action of a nature referred to in clause
(iv) above that (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged, or unbonded for a period of thirty (30) days; and (vi) there shall have not been commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof, Parent will lend ("Parent Loans") to the Company, subject to the conditions set forth in Section 4.5.2, such amounts as the Company reasonably requests in order to satisfy its obligations with respect to normal operating expenses of the Company and its subsidiaries to the extent payable on or prior to the Termination Date.

                  4.5.2 The obligations of Parent to make the Parent Loans are subject to the following prerequisites:

                           A.       Parent shall not  be  required  to  make (i)
Parent Loans within a thirty day period in excess of $350,000, or (ii) with a cumulative amount in excess of $1,050,000;

                           B.       The  Parent  Loans shall   be  evidenced  by
promissory notes (substantially in the form of Exhibit 4.5 (a)); and

                           C.        The Parent Loan shall be  secured  pursuant
to a Security Agreement (substantially in the form of Exhibit 4.5 (b-1)) and a Mortgage and Security Agreement (substantially in the form of Exhibit 4.5 (b-2)) and such security shall have a value in an amount to be approved by Parent, which approval shall not be unreasonably withheld and which security shall include, but not be limited to, the unencumbered real property owned by Reina Distributing, Inc.

         4.6 Voting of Shares of Common Stock held by Certain Holders. Subject to the requirements of the Exchange Act and the rules promulgated thereunder, the Parent, Acquisition Corp and Michael F. Zinn shall vote all of their shares, if any, of Common Stock in favor of the Agreement and the Merger.

         4.7      Certificate and Personal Guarantee..

                  4.7.1 Each of the Executives shall execute a Certificate (substantially in the form of Exhibit 4.7(a)).

                  4.7.2 Michael Zinn shall execute a Guarantee (substantially in the form of Exhibit 4.7(b-1)) and an Escrow Agreement (substantially in the form of Exhibit 4.7 (b-2)).

         4.8      Board Action
 .
                  4.8.1 Neither the Special Committee nor the Board shall (i) withdraw or modify its approval, adoption or recommendation of this Agreement, the Merger or any of the transactions contemplated hereby, (ii) approve, adopt or recommend or publicly propose to approve, adopt or recommend an Acquisition Proposal (as defined below), (iii) cause the Company to enter into any letter agreement, agreement in principle or definitive agreement with respect to an Acquisition Proposal, or (iv) resolve to do any of the foregoing unless the Special Committee or the Board determines reasonably and in good faith, after due investigation that either the Merger Consideration is not fair to the Company Shareholders or a pending Acquisition Proposal is more favorable to the Company Shareholders, taking into account the Distribution. In such case, the Special Committee or the Board may withdraw or modify its recommendation, and, in the case of an Acquisition Proposal, approve and recommend such Acquisition Proposal, provided in the case of a withdrawal or modification of a recommendation or an Acquisition Proposal, the Special Committee or the Board, as applicable, provides to Parent and Acquisition Corp written notice of the Company's intention to do so at least two business days prior to taking such action and, at the end of such two business day period (y) simultaneously terminates this Agreement, and (z) concurrently pays to Parent the Covered Expenses pursuant to Section 6.4.2 hereof. Nothing contained in this Section 4.8 shall prohibit or restrict the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act so long as the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal (except as described in the immediately preceding sentence).

                  4.8.2 For purposes of this Agreement, "Acquisition Proposal" means any bona fide offer or proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any purchase of all or any significant portion of the assets or capital stock of the Company or any significant Subsidiary of the Company or any other business combination (including the acquisition of any equity interest therein) involving the Company.

         4.9 Management Restricted Shares.. Parent shall use its best efforts to enter into agreements (the "Substitution Agreements"), in form reasonably satisfactory to the Company, with the holders of the Management Restricted Shares whereby the holders shall receive from Parent in substitution for their Management Restricted Shares (which shares shall be cancelled prior to the Effective Date), shares of restricted securities of Parent.


         4.10 Notices of Certain Events. From the date of the Initial Agreement until the Closing Date, the Parties hereto shall notify the Special Committee of the receipt of (i) any proceeds which would constitute Adjustment Amounts if such proceeds had been received on or after the Effective Date and on or before the Deferred Payment Termination Date and (ii) any proceeds received with respect to the sale of interests in foreign development projects. .

         4.11 March 1999 Escrow Fund. The parties hereto acknowledge and agree that the Surviving Corporation shall be subject to and bound by the terms of the March 1999 Escrow Agreement and the Surviving Corporation shall send instructions (the "Instructions") substantially in the form of Exhibit 4.11 hereto to the Escrow Agent for such Escrow Agreement whereby such Escrow Agent shall be irrevocably instructed to distribute the Escrow Fund Payment Distributions to the Paying Agent.

         4.12     Spin-Off.

         Promptly following the execution of this Agreement, the Company will cause the following actions to be taken in accordance with the requirements of applicable law, including the NYBCL, and the Company's certificate of incorporation and bylaws with the objective of effecting the Spin-Off (as defined below) on the date that all conditions to the consummation of the Merger, including the shareholders' adopting of the Plan of Merger by the Requisite Vote at the Special Meeting and have been or will be waived or satisfied, (the "Spin-Off Date"):

                  (a)      the due and valid formation of WOM;

                  (b) the execution and delivery by the Company and WOM of a contribution and distribution agreement (the "Contribution Agreement") to effectuate the Contribution (as defined below) and the Distribution (as defined below) and such other agreements and arrangements which are customary in connection with all on terms reasonably acceptable to Buyer;

                  (c) the filing and effectiveness of Registration Statement on Form 10-SB (the "Form 10-SB") and the preparation and distribution to the Company's shareholders of record on the Spin-Off Date of an information statement, all in accordance with applicable law, including the Exchange Act;

                  (d) the transfer to, and assumption by, WOM on the Spin-Off Date of the contingent assets and/or liabilities of Besicorp comprised of Besicorp's interests in the Bansbach Litigation pursuant to an assignment of the Bansbach Litigation (the "Contribution");

                  (e) the distribution of the outstanding capital stock of WOM to the Company's shareholders of record on the Spin-Off Date (the "Distribution" and together with the Contribution, the "Spin-Off;") in the escrow described in
Section 2.2.7 and

                  (f) all other actions necessary or appropriate to effect the Spin-Off.

         4.13 Compliance with requirements regarding appraisal Rights. The parties agree to comply with the requirements of Sections 623 and 910 of the NYBCL applicable to them and to notify, or to instruct the Paying Agent in a timely basis to notify, all Objecting Shareholders and other shareholders required to be notified, of the adoption of the Plan of Merger within ten days of the date of such adoption.

         4.14 Paying Agent. The parties agree to instruct the Paying Agent, and use their best efforts to cause the Paying Agent, promptly to distribute the Merger Consideration in accordance with this Agreement and to maintain such records of the holders of shares of Besicorp Common Stock as may be necessary to make such distributions through the Deferred Payment Termination Date.

                                    ARTICLE V
             CONDITIONS TO CLOSING; CLOSING DELIVERIES; BASE AMOUNT

         5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

                  5.1.1 The Agreement shall have been adopted and authorized by the Requisite Vote of the shareholders of the Company.


                  5.1.2 This Agreement and the Merger shall have been approved by each Governmental Entity whose approval is required for the consummation of the Merger, such approvals shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

                  5.1.3 No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal.

                  5.1.4 No suit, proceeding or investigation shall have been commenced by any Governmental Entity on any grounds to restrain, enjoin or hinder, or seek material damages on account of, the consummation of the Merger or the other transactions contemplated hereby.


         5.2 Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver) of all of the conditions set forth in Sections 5.2.1 through 5.2.5 prior to the Effective Date. Upon the non- fulfillment (and non-waiver) of any of the conditions set forth in Sections 5.2.1 through 5.2.5 this Agreement may, at the Company's option, be terminated pursuant to and with the effect set forth in Article VI:

                  5.2.1 Each and every representation and warranty made by Parent and Acquisition Corp shall be true and correct when made in the Initial Agreement and as if originally made on and as of the Closing Date.

                  5.2.2 All obligations of Parent and Acquisition Corp to be performed hereunder through, and including on, the Closing Date shall have been fully performed.

                  5.2.3 Parent and Acquisition Corp shall have delivered to the Company the written opinion of Zeichner, Ellman & Krause, counsel for Parent, dated as of the Closing Date, in substantially the form of Exhibit 5.2.3 attached hereto (the "Parent's Opinion").

                  5.2.4 Immediately prior to the Merger the Acquisition Corp is, and assuming that the condition set forth in Section 5.3.1 hereof is satisfied immediately following the effectiveness of the Merger, the Surviving Corporation shall be, solvent.

                  5.2.5 The Special Committee (the "Special Committee") of the Board that was formed by the Board on May 10, 1999 or the Board shall not have withdrawn its approval, adoption or recommendation of the Agreement and the Merger.

         5.3 Conditions to Parent's and Acquisition Corp's Obligations. The obligations of Parent and Acquisition Corp to consummate the transactions contemplated hereby are subject to the fulfillment (or waiver) of all of the conditions set forth in Sections 5.3.1 through 5.3.3 on or prior to the Closing Date. Upon the non-fulfillment (and non-waiver) of any of conditions set forth in Sections 5.3.1 through 5.3.3 this Agreement may, at Parent's option, be terminated pursuant to and with the effect set forth in Article VI:

                  5.3.1 The representations and warranties made by the Company shall be true and correct when made in the Initial Agreement and as if originally made on and as of the Closing Date.

                  5.3.2 All obligations of the Company to be performed hereunder through, and including on, the Closing Date shall have been fully performed.

                  5.3.3 The Company shall have delivered to Parent the written opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel to the Company, dated as of the Closing Date, in substantially the form of Exhibit
5.3.3 attached hereto (the "Company's Opinion").

         5.4      Closing Deliveries.

                  5.4.1 At the Closing, the Company shall cause to be executed and delivered to Parent and Acquisition Corp all of the following:

                           (a)      a closing certificate dated the Closing Date
and executed on behalf of the Company by a duly authorized officer of the Company to the effect set forth in Sections 5.1.1, 5.2.5, 5.3.1 and 5.3.2 hereof;

                           (b)      certified copies of such  corporate  records
of the Company and its Subsidiaries and copies of such other documents as Parent or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby;

                           (c)      the Company's Opinion; and

                           (d)      the minute books and corporate records of
the Company and its Subsidiaries and originals of the stock certificates evidencing all of the outstanding capital stock of each of its Subsidiaries free of all Encumbrances.

                  5.4.2 At the Closing, Parent and Acquisition Corp shall cause to be delivered to the Company all of the following:

                           (a)      a closing certificate dated the Closing Date
and executed on behalf of Parent and Acquisition Corp by a duly authorized officer of Parent and Acquisition Corp to the effect set forth in Sections 5.1.2, 5.1.3, 5.1.4, 5.2.1,
5.2.2 and 5.2.4 hereof;

                           (b)     certified copies of such corporate records of
Parent and Acquisition Corp and copies of such other documents as the Company or its counsel may reasonably have requested in connection with the consummation of the transactions contemplated hereby;

                           (c)      the Parent's Opinion;

                           (d)      the certificates, guarantee and escrow
agreement referred to in Section 4.7 hereof;

                           (e)      evidence of delivery to the Paying Agent  of
the Cash Merger Consideration for each of the shares of Common Stock (excluding Management Restricted Shares for which substitute securities have been issued pursuant to Section 4.9 hereof prior thereto) held of record on the Effective Date by the Company Shareholders and the Objecting Shareholders;

                           (f)     the instructions referred to in Section 4.11
 hereof; and

                           (g)     evidence of the execution of the Substitution
 Agreements.



                                   ARTICLE VI
                        TERMINATION/EFFECT OF TERMINATION

         6.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Date by prompt notice given in accordance with Section 7.4 hereof:

                  6.1.1 by the mutual written consent of Parent and Acquisition Corp and the Company (with the approval of their respective Boards of Directors or, in the case of the Company, the Special Committee);

                  6.1.2 by Acquisition Corp and Parent or by the Company (by action of their Board of Directors or, in the case of the Company, the Special Committee) if:

                           (a)       the Effective Date shall not  have occurred
at or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 6.1.2 (a) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of the failure of the Effective Date to have occurred as of such time;

                           (b)      upon  a  vote  at the  Meeting, either  this
 Agreement or the Merger shall fail to be adopted and authorize by the Requisite Vote; or

                           (c)      either the Board or  the  Special  Committee
shall have taken any action contemplated by clause (i), (ii), (iii) or (iv) of the first sentence of Section 4.8.1;


                  6.1.3 by Parent and Acquisition Corp, by giving written notice of such termination to the Company, if:

                           (a)       there  has  been a material  breach  of any
representation or warranty of the Company which could reasonably by expected to prevent the Company from fulfilling its obligations hereunder or of any material agreement or covenant hereunder on the part of the Company which has not been cured or adequate assurance of cure given, in either case within ten
(10) business days following notice of such breach from Parent; or

                           (b)      a tender offer or  exchange offer for 40% or
more of the shares of Common Stock of the Company is commenced by a person who is not affiliated with any Executive, any shareholder of Parent, or Parent and the Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders within the time period required by Section 14e-2 of the Exchange Act (the taking of no position before the expiration of such period with respect to the acceptance of such tender offer or exchange offer by the Company's shareholders constituting such a failure) or any Person other than an Executive, any shareholder of Parent or Parent acquires (other than from Executives, shareholders of Parent and Parent) by any means 40% or more of the outstanding shares of Common Stock; or

                  6.1.4 by the Company (by action of the Board or the Special Committee), by giving written notice of such termination to Parent and Acquisition Corp, if:

                           (a)      there  has been a  material  breach  of  any
agreement herein on the part of Acquisition Corp or Parent which has not been cured or adequate assurance of cure given, in either case within ten (10) business days following notice of such breach from the Company;

                           (b)      there has been a breach of a  representation
or warranty of Parent or Acquisition Corp herein which could reasonably be expected to prevent Parent or Acquisition Corp from fulfilling their obligations under this Agreement and which, in the reasonable opinion of the Company, by its nature cannot be cured within ten (10) days (or, if sooner, the Closing Date);

                           (c)      there  has  been a  material breach  of  any
representation or warranty of any of the Executives in any of the Certificates.

         6.2 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 6.1 hereof, each party, if so requested by any other party, will return promptly every document furnished to it by or on behalf of such other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made. This Section 6.2 shall survive any termination of this Agreement.

         6.3 Remedies.  Notwithstanding any termination right granted in Section
6.1 hereof, in the event of the nonfulfillment of any condition to a party's closing obligations, such party may elect to proceed to close despite the nonfulfillment of any closing condition without waiving any claim for any breach.

         6.4      Right to Damages; Expense Reimbursement.

                  6.4.1 If this  Agreement  is  terminated  in  accordance  with
Section 6.1 hereof, no party will have any claim against the others, subject to the following sentence and, if applicable, the remaining provisions of this
Section 6.4. A party terminating this Agreement in accordance with Section 6.1 hereof (other than Section 6.1.1) will retain any and all of such party's legal and equitable rights and remedies if, but only if, the circumstances giving rise to such termination were (i) caused by another party's willful failure to comply with a material covenant set forth herein or (ii) that a material representation or warranty of such other party was materially false when made and that party knew or should have reasonably known such representation or warranty was materially false when made. In either of such events, termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall also be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

                  6.4.2 If (x) this Agreement is terminated pursuant to Section 6.1.2(b), 6.1.2 (c) hereof or (y) Acquisition Corp and Parent terminate this Agreement pursuant to 6.1.3, the Company will reimburse Parent and Acquisition Corp for their out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with this Agreement (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees, and similar fees and expenses, all of which shall be conclusively established by a good faith statement therefor) (collectively, "Covered Expenses"), up to a maximum of $150,000, by wire transfer of same-day funds to an account designated by Parent, immediately following receipt of Parent's statement evidencing the Covered Expenses.

                  6.4.3 If (x) the Agreement is terminated pursuant to Section 6.1.2(a) hereof or (y) the Company terminates this Agreement pursuant to Section
6.1.4 hereof, Parent will pay to the Company immediately upon such termination the Company's Covered Expenses up to a maximum of $500,000 by wire transfer of same day funds to an account designated by the Company.

                  6.4.4 If the Company or Parent and Acquisition Corp fail to promptly pay any amounts owing pursuant to this Section 6.4. when due, the Company or Parent and Acquisition Corp, as the case may be, shall in addition to paying such amounts pay all costs and expenses (including, fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the Company or Parent and Acquisition Corp, as the case may be, at the rate of 15% per annum during such period. This Section 6.4 shall survive the termination of this Agreement.


                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Survival of Representations, Warranties and Agreements. All of the representations and warranties contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Merger for a period of five years (the "Survival Period") following the Effective Date.

         7.2 Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Date, whether before or after approval hereof by the shareholders of the Company, but, after such approval by the shareholders of the Company, no amendment shall be made without the further approval of such shareholders if such amendment would violate Section 903 of the NYBCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.3 Publicity. Except as otherwise required by law, press releases and other publicity concerning the transactions contemplated by this Agreement shall be made only with the prior agreement of the Company and Parent.

         7.4 Notices. All notices required or otherwise given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the day of receipt (if such day is a business day or, if such day is not a business day, the next succeeding business day); provided, however, that a notice delivered by facsimile shall only be effective if and when confirmation is received of receipt of the facsimile at the number provided in this Section 7.4. All notices shall be addressed as follows:

                  If to the Company:

                     Besicorp Ltd.
                     1151 Flatbush Road
                     Kingston, New York   12401
                     Attention: Joyce DePietro, Vice President - Administration
                     Fax: (914) 336-7172

                  with a copy to:

                     Robinson Brog Leinwand Greene Genovese & Gluck P.C. 1345 Avenue of the Americas
                     New York, New York  10105
                     Attention:  A. Mitchell Greene, Esq.
                     Fax:  (212) 956-2164


                  If to Parent, Acquisition Corp or the Surviving Corporation:

                      Michael F. Zinn
                      c/o Besicorp Ltd.
                      1151 Flatbush Road
                      Kingston, New York   12401
                      Fax: (914) 336-7172

                  with a copy to:

                      Zeichner, Ellman & Krause
                      575 Lexington Avenue
                      New York , New York 10022
                      Attention: William Poltarak, Esq.
                      Fax: (212) 753-0396

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 7.4.

         7.5  Expenses;  Transfer  Taxes.  Except  as set forth in  Section  6.4 herein, each party shall bear all of its fees and expenses incurred in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, financial advisors', attorneys', accountants' and other professional fees and expenses.

         7.6 Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties with respect to their subject matter and supersedes any and all prior understandings and agreements. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each Exhibit and schedule hereto shall be considered incorporated into this Agreement.

         7.7 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

         7.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         7.9 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         7.10 Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

         7.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

         7.12 Assignability. This Agreement shall not be assignable by any party without the prior written consent of the other parties.

         7.13 Governmental Reporting. Anything to the contrary in this Agreement notwithstanding, nothing in this Agreement shall be construed to mean that a party hereto or other person must make or file, or cooperate in the making or filing of, any return or report to any Governmental Entity in any manner that such person or such party reasonably believes or reasonably is advised is not in accordance with law.

         7.14     Defined Terms.  (a) As used in this Agreement:

                  Bansbach Litigation means an action commenced in August 1997 in the New York

                  Supreme Court, Ulster County, entitled John Bansbach v. Michael F. Zinn, Michael J. Daley, Gerald A. Habib, Harold Harris, Richard E. Rosen, and Besicorp Group Inc., Index No. 97-2573.

                  "Current Insurance Policy" means the Company's directors and officers' insurance policy in effect on the date of the Initial Agreement (a copy of which policy is attached hereto as Exhibit 7.14).

                  "Empire Project" means the projects being developed with Empire State Newsprint.

                  "Escrow Fund Payment Distribution" means an amount equal to the monies released pursuant to Section 4 of the March 1999 Escrow Agreement multiplied by a fraction, the numerator of which is the number of shares of Common Stock held of record by the Company Shareholders immediately prior to the Effective Date and the denominator of which is the sum of the number of shares of Common Stock held of record by the Company Shareholders, the Objecting Shareholders and the Ineligible Shareholders immediately prior to the Effective Date and the number of Management Restricted Shares which have been cancelled pursuant to Section 4.9 hereof prior thereto.

                  "Executives" means James Curtin, David Kulik, William Seils, and Michael Zinn.

                  "Foreign Development Projects" mean the projects being developed in Brazil, Gabon, India and Mexico by the Company (directly or indirectly), either by itself or with a partner, on the Effective Date.

                  "Hydro-Credits"   mean   payments  by  Niagara   Mohawk  Power
                  Corporation as contemplated by its letter dated July 9, 1997.

                  "Incentive Plan" means the Company's 1999 Incentive Plan.

                  "Loan Funding Date" means the date the Company makes a request for a Parent Loan.

                  "Management Restricted Shares" mean the 13,850 Restricted Shares (as of October 7, 1999) which will not vest as a result of the Merger).

                  "Material Adverse Effect" means an effect which involves $50,000 or more on the business, operations (or results of operations), condition (financial or otherwise), properties, assets, liabilities, or prospects of such Person or its Subsidiaries.

                  "March 1999 Escrow Agreement" means that certain Escrow Agreement dated as of March 22, 1999 by and among the Company, BGI, BGI Acquisition Corp. and BGI Acquisition LLC.

                  "March 1999 Escrow Fund" means the fund created pursuant to the March 1999 Escrow Agreement.

                  "March 1999 Merger" means the merger that was consummated on March 22, 1999 between BGI and BGI Acquisition Corp.

                   "Person"  means  an  individual,  partnership,   corporation,
                  limited liability company, business, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature or a group, including any pension, profit sharing or other benefit plan or trust.

                  "Requisite Vote" means the affirmative vote of the holders of at least one-half of the outstanding shares of Besicorp Common Stock and in tabulating such vote the Management Restricted Shares shall be tabulated in the manner contemplated by
                  Section 4.6 hereof regardless of the manner in which they were voted; provided however, that nothing herein shall lessen the requirements of Section 9.03 of the NYBCL.

                  "Restricted Shares" means the 14,900 shares of Common Stock (as of October 7, 1999) issued pursuant to the Incentive Plan and subject to restrictions on transferability prior to vesting.

                  "SG&A" means expenses of the type that were classified as selling, general and administrative expenses for the year ended March 31, 1999 in the Company's financial statements included in the Company's Form 10-KSB for the year ended March 31, 1999.

                  "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which a Person (either alone or through or together with any other Subsidiary or Subsidiaries), either (A) owns, directly or indirectly, 25% or more of the capital stock or other equity interests, the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity or a 25% or more of the interest in the assets of the corporation, partnership, joint venture or other legal entity upon its liquidation or (B) is otherwise a Significant Subsidiary (as such term is defined in Section 1-02(w) of Regulation S-X promulgated in connection with the Securities Act of 1933, as amended).

                  "SunWize Project" means the financing and construction of a facility for SunWize in Kingston, New York, and all matters related thereto.

                  "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                  "Termination Date" means 11:59 p.m. New York City time on December 15, 1999; provided however, that each party has the right in its sole discretion, exercisable at any time prior to 11:59 p.m. New York City time on December 15, 1999, by written \notice to the other parties, to extend the Termination Date to 11:59 p.m. New York City time on March 1, 2000 in which case for all purposes pursuant to this Agreement, the Termination Date shall be deemed to mean 11:59 p.m. New York City time on March 1, 2000.

                  "Underlying Assets" means any asset which is capable of generating proceeds that would constitute an Adjustment Amount or Substitute Adjustment Amount.

                  (b) In addition to the terms defined in Section 7.4(a), the following terms are defined in the following sections of this Agreement:


Defined Term                                          Where Found
------------                                          -----------

Acquisition Corp.                                     Preamble
Acquisition Proposal                                  4.8.2
Adjustment Amounts                                    2.4.1
Adjustment                                            2.4.1
Aggregate Cash Merger Consideration                   2.1.1
Agreement                                             Preamble
Assignee                                              2.4.3
Authorization                                         3.2.8
Beta                                                  2.4.1
BGI                                                   2.2.7
Board                                                 3.2.2
Cash Merger Consideration                             2.1.1

Defined Term                                          Where Found
------------                                          -----------

Certificate of Merger                                 1.2
Certificates                                          2.2.2
Closing                                               1.6
Closing Date                                          1.6
Code                                                  2.2.6
Combined Deferred Payment Right                       2.1.1
Common Stock                                          2.1.1
Company                                               Preamble
Company Filings                                       4.3.4
Company Shareholders                                  2.2.1
Company's Opinion                                     5.3.3
Consents                                              4.3.6
Constituent Corporation                               1.1
Contribution                                          4.12
Covered Expenses                                      6.4.2
D&O Insurance                                         4.4.1
Deferred Payment Date                                 2.4.2
Deferred Payment Fund                                 2.4.1
Deferred Payment Right                                2.1.1
Deferred Payment Termination Date                     2.4.1
Deferred Payments                                     2.4.1
Distribution                                          4.12
Effective Date                                        1..2
Encumbrance                                           3.3.4

Defined Term                                          Where Found
------------
Escrow Fund Payment Right                             2.1.1
Escrow Fund Payments                                  2.4.5
Exchange Act                                          3.2.7
Excluded Expenses                                     2.4.1
Fairness Opinion                                      3.2.5
Form 10-SB                                            4.12
GAAP                                                  4.2
Government Entity                                     4.3.6
Indemnified Person                                    4.4.1
Indemnified Persons                                   4.4.1
Ineligible Holders                                    2.1.1
Initial Agreement                                     Preamble
Instructions                                          4.11
Josephthal                                            3.2.4
Letter of Transmittal                                 2.2.2
Losses                                                4.4.3
Meeting                                               4.3.1
Merger                                                Preamble
Merger Consideration                                  2.1.1
Natural Dam                                           2.4.1
NYBCL                                                 Preamble
Objecting Shareholders                                2.1.1
Parent                                                Preamble
Parent Filings                                        4.3.5

Defined Term                                          Where Found
------------
Parent Loan                                           4.5.1
Parent Obligations                                    3.3.4
Parent's Opinion                                      5.2.3
Paying Agent                                          2.2
Payor                                                 2.4.4
Proxy Statement                                       3.2.5
Related Entity                                        2.4.1
Reserved Shares                                       2.1.1
Schedule 13E-3                                        3.2.7
SEC                                                   4.3.2
Special Committee                                     5.2.5
Spin-Off                                              4.12
Spin-Off Date                                         4.12
Stock Option                                          3.2.3
Substitute Adjustment Amounts                         2.4.4
Substitute Adjustments                                2.4.4
Substitute Deferred Payment Fund                      2.4.4
Substitution Agreement                                4.9
Survival Period                                       7.1
Surviving Corporation                                 1.1
Transaction Agreements                                3.2.2


         7.15 Headings. The headings contained in this Agreement and this Agreement's Table of Contents are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         7.16 Interpretation; Construction. Whenever the term "including" is used in this Agreement it shall mean "including, without limitation," (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated. All joint obligations herein shall be deemed to be joint and several whether or not specifically so specified. The Exhibits referred to herein shall be construed as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Article or Section of this Agreement or any Exhibit hereto shall, should the existence of the fact or item be relevant to any other Section of this Agreement or any Exhibit hereto, be deemed disclosed with respect to such other Article or Section of this Agreement or such other Exhibit.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement and Plan of Merger on the date first above written.

                             PARENT:

                             BESICORP HOLDINGS, LTD.

                             By:   /s/ Michael F. Zinn
                                       ----------------
                                Name:  Michael F. Zinn
                                Title: President


                             ACQUISITION CORP:

                             BESI ACQUISITION CORP.

                            By:   /s/ Michael F. Zinn
                                      ---------------
                                Name: Michael F. Zinn
                                Title: President



                            THE COMPANY:

                            BESICORP LTD.

                            By:   /s/ Michael J. Daley
                                      ----------------
                                Name: Michael J. Daley
                                Title: Executive Vice President



AGREED TO AND ACCEPTED
WITH RESPECT TO SECTION
4.6 BY MICHAEL F. ZINN


/s/ Michael F. Zinn
    ---------------
    Michael F. Zinn

                                                                 Exhibit 1.2






                              CERTIFICATE OF MERGER

                                       OF

                             BESI ACQUISITION CORP.

                                       and

                                  BESICORP LTD.

                                      Into

                                  BESICORP LTD.

               (Under Section 904 of the Business Corporation Law)


                          Filer:         Besicorp Ltd.
                          Name:          Besicorp Ltd.
                          Address:       1151 Flatbush Road
                                         Kingston, NY 12401

                              CERTIFICATE OF MERGER

                                       OF

                             BESI ACQUISITION CORP.

                                       and

                                  BESICORP LTD.

                                      into

                                  BESICORP LTD.

               (Under Section 904 of the Business Corporation Law)


         It is hereby certified upon behalf of each of the constituent corporations herein named, as follows:

         FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

         SECOND: The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation," is Besicorp Ltd. The date upon which its certificate of incorporation was filed by the Department of State is November 20, 1998.

         THIRD: The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the "merged constituent corporation," is Besi Acquisition Corp. The date upon which its certificate of incorporation was filed by the Department of State is September 16, 1999.

         FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, all of which are entitled to vote on the plan of merger, as follows:



                                            BESICORP LTD.

Designation of each
outstanding class and                       Number of outstanding
series of shares                            shares of each class

Common Stock                                136,282



Besicorp Ltd. has no outstanding options or warrants to purchase shares of its Common Stock.


                                              BESI ACQUISITION CORP.

Designation of each
outstanding class and                       Number of outstanding
series of shares                            shares of each class

Common Stock                                100

Besi Acquisition Corp. has no outstanding options or warrants to purchase shares of its Common Stock.


         FIFTH: The merger herein certified was authorized in respect of the surviving constituent corporation by the vote of the holders of at least one-half of all outstanding shares of such corporation entitled to vote on the plan of merger.

         SIXTH: The merger herein certified was authorized in respect of the merged constituent corporation by the written consent of the holders of all outstanding shares of such corporation entitled to vote on the plan of merger.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Executed on this [   ] day of [              ]  [     ] .



                                 BESI ACQUISITION CORP.


                                 Name:
                                 Title:  President

                                                             and


                                 Name:
                                 Title:  Secretary







                                 BESICORP LTD.


                                 Name:
                                 Title:  President

                                                          and


                                 Name:
                                 Title:  Secretary

  Exhibit 4.5(a)





                             SECURED PROMISSORY NOTE

                                                   [    ] [     ], [     ]
$1,050,000.00                                         Kingston, New York



FOR VALUE RECEIVED, Besicorp Ltd., a New York Corporation having its offices at 1151 Flatbush Road, Kingston, New York 12401 (the "Maker"), promises to pay to the order of Besicorp Holdings, Ltd., (the "Payee"), a New York corporation having its offices at 1151 Flatbush Road, Kingston, New York 12401 or any subsequent holder of this Note, on the day which is six months after the Termination Date at its offices located at 1151 Flatbush Road, Kingston, New York 12401, or at such other location as Payee may designate from time to time (the "Office"), the principal sum of One Million Fifty Thousand ($1,050,000.00), or the outstanding amount of all loans made hereunder, together with interest from the date hereof, payable at the rate of (i) nine percent (9%) per annum (based on a 365 day and on the number of days actually elapsed) and compounded annually through that day which is four months after the Termination Date and
(ii) thereafter fifteen percent (15%) per annum (based on a 365 day and on the number of days actually elapsed) and compounded annually (the "Agreed Rate"); provided, however, that upon maturity, whether by acceleration, demand or otherwise, this Note shall bear interest at the rate which shall be fifteen percent (15%) per annum (based on a 365 day year and on the number of days actually elapsed) and compounded annually, but not more than the maximum rate allowed by law. Payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds (the "Currency") or as otherwise provided for herein. The unpaid principal balance hereon at any time shall not exceed One Million Fifty Thousand (1,050,000.00) Dollars and shall be equal to the aggregate amount of all loans then made less the aggregate amount of all payments then made thereon. The holder hereof is authorized to set forth in writing from time to time on the reverse hereof the date and amount of each loan and any payment of principal and the principal balance then unpaid hereon. The obligations evidenced by this Note are secured by the Security Agreement and the Mortgage and Security Agreement, each dated as of the date hereof, between Maker and the Payee (the "Security Agreement" and the "Mortgage", respectively). This Note is issued in connection with the loan (the "Loan") by Payee to Maker contemplated by and pursuant to Section 4.5 of the Amended and Restated Agreement and Plan of Merger dated as of November 24, 1999 by and between Besi Acquisition Corp., a New York corporation ("Acquisition Corp."), Payee and the Maker (the "Agreement"). The Maker shall be entitled to off-set amounts owed to it by Payee and Acquisition Corp. pursuant to the Agreement against payments to be paid under this Note. Capitalized terms used without being defined herein shall have the meanings ascribed to them by the Security Agreement.

                  1. EVENTS OF DEFAULT. The occurrence of any of the following events will be deemed to be an Event of Default under this Note: (a) Maker shall fail to make any payment of principal or of interest on this Note when due; (b) Maker shall fail, beyond any applicable notice, grace or cure period, to make any payment or shall fail to keep, observe, comply with or perform any term, provision, covenant, warranty, agreement, condition or undertaking on its part required to be paid, complied with or performed or observed, by the provisions of this Note, the Security Agreement, the Mortgage or any of the other agreements, documents or instruments executed and/or delivered by the Maker to the Payee in connection with the execution of this Note, the Mortgage and the Security Agreement; (c) Maker shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to its debts; (ii) commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets; or
(iii) make a general assignment for the benefit of its creditors (provided, however, that Payee shall not have taken any action to cause Maker to take any of the actions set forth in this clause); (d) there shall be commenced against Maker by any person (other than Payee or an affiliate of Payee) any case, proceeding or other action of a nature referred to in clause (c) above that (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days; or (e) there shall be commenced against Maker by any person (other than Payee or an affiliate of Payee) any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; (f) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b), (c), (d) and (e) above (provided, however, that Payee shall not have taken any action to cause Maker to take any of the actions set forth in this clause); or (g) Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due (provided, however, that Payee acknowledges that neither Maker's seeking and obtaining the Loan nor any statements contained in Company Filings (as defined in the Agreement) shall constitute an admission that Maker is unable to pay its debts as they become due.

         If an Event of Default shall have occurred and be continuing, Payee may declare this Note immediately due and payable in full, both as to principal and accrued interest without any further notice to Maker, and Payee may proceed to exercise and enforce any and all of the rights and remedies available to it hereunder and at law or in equity. Payee shall not be required to look to any security given for the payment of the sums payable under this Note, but may proceed against the Maker immediately upon the maturity or acceleration of this Note or the occurrence of an Event of Default hereunder.

         No remedy conferred upon or reserved or available to Payee shall be exclusive of any other remedy or remedies available to it, but each and every remedy shall be cumulative and shall be in addition to every such remedy now or hereafter existing at law or in equity. No delay or omission on the part of
Payee to exercise any right or power arising upon the occurrence and continuation of any Event of Default shall impair any right or power of Payee or be construed to be a waiver by Payee of such Event of Default. Any right or power of Payee may be exercised from time to time and as often as may be deemed expedient by it. Maker shall pay Payee's costs of collection and enforcement (including reasonable attorney's fees) in connection with each Event of Default under this Note. If any Event of Default shall have occurred and for as long as any Event of Default shall be continuing, all amounts due pursuant to this Note shall bear interest at the rate of fifteen (15%) percent per annum (the "Default Rate") and not the Agreed Rate.


                  2. OPTIONAL PREPAYMENTS. Maker shall have the right to prepay all or any part of this Note at any time or from time to time without penalty.

                  3. MANDATORY PREPAYMENT. In the event Maker sells its business or substantially all of its assets (other than in a reorganization in which Maker only receives stock of a company that is required to file reports pursuant to the Securities Exchange Act of 1934, as amended, or as a result of the consummation of the transactions contemplated by the Agreement), or issues its securities in a public offering, the unpaid principal balance of the Note and any interest due thereon shall be paid, to the extent of the cash received by Maker, in full simultaneously with the closing of the sale or public offering. In the event that Maker in a reorganization receives stock and cash the prepayment shall apply only to the extent of cash received.

                  4. WAIVER OF JURY TRIAL. THE MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE MAKER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE, THIS MORTGAGE OR THE SECURITY AGREEMENT. THE MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. THE MAKER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

                  5. MAXIMUM RATE OF INTEREST. NOTHING CONTAINED HEREIN OR IN ANY INSTRUMENT OR TRANSACTION RELATED HERETO, SHALL BE CONSTRUED OR OPERATE AS TO REQUIRE THE MAKER OR ANY PERSON LIABLE FOR THE PAYMENT OF THE LOAN MADE PURSUANT HERETO, TO PAY INTEREST, OR ANY CHARGE IN THE NATURE OF INTEREST, IN AN AMOUNT OR AT A RATE WHICH EXCEEDS THE MAXIMUM RATE OF INTEREST ALLOWED BY APPLICABLE LAW RELATING TO USURY. IN THE EVENT THAT PAYEE DETERMINES THAT CHARGES AND FEES INCURRED IN CONNECTION

WITH THIS NOTE MAY UNDER SUCH APPLICABLE LAWS CAUSE THE INTEREST RATE HEREON TO EXCEED THE MAXIMUM RATE ALLOWED BY LAW, THEN SUCH INTEREST SHALL BE RECALCULATED AND ANY AMOUNT IN EXCESS OF THE MAXIMUM INTEREST PERMITTED BY LAW SHALL BE
APPLIED TO REDUCE THE PRINCIPAL AMOUNT OF THE NOTE. IT IS THE INTENT OF THE PARTIES HERETO THAT UNDER NO CIRCUMSTANCES SHALL MAKER OR ANY OTHER PERSON LIABLE FOR THE PAYMENT OF THIS NOTE BE REQUIRED TO PAY, NOR SHALL PAYEE BE ENTITLED TO COLLECT, ANY INTEREST WHICH IS IN EXCESS OF THE MAXIMUM LEGAL RATE PERMITTED UNDER SUCH APPLICABLE LAW. PAYEE MAY, IN DETERMINING THE MAXIMUM RATE OF INTEREST ALLOWED UNDER APPLICABLE LAW, AS AMENDED FROM TIME TO TIME, TAKE ADVANTAGE OF ANY STATE OR FEDERAL LAW, RULE OR REGULATION IN EFFECT FROM TIME TO TIME WHICH MAY GOVERN THE MAXIMUM RATE OF INTEREST WHICH MAY BE RESERVED, CHARGED OR TAKEN. MAKER AND PAYEE HAVE AGREED THAT NEW YORK LAW SHALL GOVERN ALL CONSIDERATIONS AND DETERMINATIONS WITH REGARD TO USURY.

                  6.       MISCELLANEOUS.

                  (a) No delay or omission of Payee to exercise any right or power arising hereunder or by law shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall Payee's action or inaction impair any such right or power. The Maker agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by Payee in the enforcement of its rights with respect to this Note and any security therefor (including pursuant to the Security Agreement and the Mortgage), including without limitation, reasonable fees and expenses of Payee's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

                  (b) The Maker and all other parties who at any time may be liable hereon in any capacity, jointly or severally, waive presentment, demand for payment, protest and notice of dishonor of this Note and authorize the holder hereof, without notice, to grant extensions in the time of payment of and changes in the rate of interest pursuant to Section 5 hereof on any moneys owing on this Note. The Maker also waives all defenses based on suretyship or impairment of collateral.

                  (c) This Agreement shall be binding upon Maker and its successors and assigns.

                  (d) Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, or (c) registered or certified mail, return receipt requested. Any notice or other communication required or permitted pursuant to this Note shall be deemed given (i) when personally delivered to any party or any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service.

                  (e) Caption headings in this Note are for convenience only and are not to be used to interpret or define the provisions of this Note.

                  (f) This Note has been delivered to and accepted by Payee and will be deemed to be made in the State where Payee's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF PAYEE AND THE MAKER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES. The Maker hereby irrevocably consents to the exclusive jurisdiction of the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York, and consents that all service directed to the Maker at the Maker's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent Payee from bringing any action, enforcing any award or judgment or exercising any rights against the Maker individually, or against any security or foreign or domestic jurisdiction. The Maker acknowledges and agrees that the venue provided above is the most convenient forum for both Payee and the Maker. The Maker waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

                  WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST/WITNESS:

                                     BESICORP LTD.


-----------------------------        -----------------------------------
                                     Name:
                                     Title:

                                                               EXHIBIT  4.5(b-1)

                               SECURITY AGREEMENT


                  SECURITY AGREEMENT dated as of the [ ] day of [ ], 1999, between BESICORP LTD, a New York corporation with offices located at 1151 Flatbush Road, Kingston, New York 12401 (the "Debtor"), and BESICORP HOLDINGS, LTD., (the "Secured Party").


                              W I T N E S S E T H:

                  WHEREAS, Debtor has entered into Amended and Restated Agreement and Plan of Merger, dated as of November 24, 1999, with Secured Party and Besi Acquisition Corp. (the "Acquisition Corp."), a wholly owned subsidiary of the Secured Party formed to effectuate the merger (the "Merger") of Debtor and Acquisition Corp. (the "Agreement), pursuant to the terms of which Debtor has borrowed $ [ ] from the Secured Party, and may borrow additional monies (the "Loan"); and
                  WHEREAS, pursuant to the terms of the Agreement, Debtor has simultaneously herewith delivered to the Secured Party a Promissory Note, dated this date in the original principal amount of $[ ], made by Debtor to the order of the Secured Party (the "Note"); and

                  WHEREAS, in order to secure the obligations of Debtor under the terms of the Note, and as a condition to the Loan and the acceptance by Secured Party of the Note, Secured Party has requested that Debtor enter into this Agreement and a Mortgage and Security Agreement (the ("Mortgage") and grant to Secured Party the security interests provided for herein and therein;

                  NOW,   THEREFORE,   FOR  VALUE   RECEIVED,   THE  RECEIPT  AND
SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY DEBTOR, IT IS AGREED:

                  1. Terms. As used herein, the following terms shall have the meanings specified and shall include in the singular number the plural and in the plural number the singular:

                           (a)      "Collateral" means all of Debtor's right,
title and interest in and under or arising out of each and all of the following:

                  All existing and after acquired tangible and intangible personal property of Debtor, inclusive of, without limitation, all equipment, fixtures, accounts, contract rights, instruments, documents, notes, chattel paper, general intangibles, and inventory, including, but not limited to, all additions , accessions, replacements, substitutions or improvements and all proceeds including, without limitation, proceeds of insurance, of any and all of the collateral described herein. Collateral does not include the Collateral as such term is defined in the Mortgage.

                           (b)      "Event of Default" shall mean (i)  an  Event
of Default, as such term is defined in the Note, or (ii) the breach or violation by Debtor of any representation, covenant or other agreement contained herein or in the Mortgage.

                           (c)      "Permitted Liens" shall mean (i) statutory
liens and like Encumbrances (as such term is defined in the Agreement) for Taxes (as such term is defined in the Agreement) not yet due or being contested in good faith and by appropriate proceedings, (ii) liens of carriers, warehousemen, mechanics and materialmen and other like Encumbrances incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings ; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance; (iv) minor imperfections of title which do not in the aggregate materially detract from the value or use of the asset in question, (v) any and all Encumbrances set forth on title reports and/or lien searches, (vi) easements, rights of way, reservations, servitudes and other restrictions upon any assets of the Debtor that are immaterial in character and amount and do not detract from the value or interfere with the use of the assets they affect, (vii) Encumbrances in effect on the date hereof or granted pursuant to the Mortgage or in connection with the financing and construction of a facility for SunWize Technologies, Inc. in Kingston, New York, and all matters related thereto, (viii) Encumbrances resulting from the rights and interests of Secured Party and (ix) Encumbrances that do not and will not, individually or in the aggregate, (A) have a Material Adverse Effect (as such term is defined in the Agreement) on Debtor or (B) materially impair Debtor's ability to perform its obligations under this Agreement or the Agreement.

                           (d)      "Secured  Obligations" means  the  prompt
payment by Debtor to Secured Party of the principal, interest, and all other payments and obligations now existing or from time to time hereafter arising under the terms of the Note or this Agreement.

                           (e)  "Secured  Party  Event  of  Default"  means  the
Secured Party shall fail, beyond any applicable notice, grace or cure period, to make any payment or shall fail to keep, observe, comply with or perform any term, provision, covenant, warranty, agreement, condition or undertaking on its part required to be paid, complied with or performed or observed, by the provisions of the Agreement or any of the Transaction Agreements, documents or instruments executed and/or delivered by the Secured Party in connection with the Merger and the transactions contemplated by the Agreement.

                           (f)      "UCC"  shall  mean  the  Uniform  Commercial
Code, as in effect in any applicable jurisdiction.

                           (g)       Incorporation  by  Reference:   All  other
terms used in this Agreement are defined in the Agreement or in Article 9 of the UCC currently in effect in New York.

                  2. Security Interests. As security for the payment and performance of all Secured Obligations, Debtor does hereby grant and assign to Secured Party a continuing security interest in each and every item comprising the Collateral.

                  3. Representations and Warranties. Debtor represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

                           (a)      Debtor (i) is a corporation duly organized,
validly existing and in good standing under the laws of the state of New York, and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

                           (b)      The execution, delivery and  performance  by
Debtor of this Agreement (i) have been duly authorized by all necessary company action, and (ii) do not and will not contravene its charter or by-laws, or any other applicable law.

                           (c)      This Agreement is a legal, valid and binding
obligation of Debtor, enforceable against Debtor in accordance with its terms.

                           (d)      This Agreement is made with full recourse to
Debtor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of Debtor contained herein.

                           (e)      Debtor is and will be at all times the owner
of the Collateral free and clear of any lien, security interest or other charge or encumbrance, except for (i) the security interest created by this Agreement, and (ii) the Permitted Liens.

                           (f)      The exercise by the Secured Party  of any of
its rights and remedies hereunder will not contravene any law binding on or affecting Debtor or any of its properties.

                           (g)      No authorization or approval or other action
by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the due execution, delivery and performance by Debtor of this Agreement, (ii) the grant by Debtor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (iii) the exercise by the Secured Party of any of its rights and remedies hereunder, except for the filing of the financing statement(s) required to be filed to perfect the security interest created by this Agreement.

                           (h)      This  Agreement  creates  a  valid  security
interest in favor of Secured Party in the Collateral, as security for the Obligations. Secured Party's filing of the financing statements required to perfect the security interest created by this Agreement will result in the perfection of such security interests.

                4. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless Secured Party shall otherwise consent in writing:

                           (a)      Further Assurances.   Debtor  shall  at  its
expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may request in order (i) to perfect and protect the security interest purported to be created hereby; (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to effect otherwise the purposes of this Agreement, including, without limitation, (A) marking conspicuously each chattel paper included in the Collateral and, at the request of Secured Party, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such chattel paper or other Collateral is subject to the security interest created hereby, (B) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest purported to be created hereby, and
(C) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                          (b)      Location of Equipment and Inventory.   Debtor
shall notify the Secured Party if it moves any of the Collateral out of the State of New York.

                           (c)      Taxes.   Debtor shall pay promptly when due
all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against any Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or lien resulting from the non-payment thereof and with the respect to which adequate reserves have been set aside for the payment thereof.

                           (d)      Insurance.      Debtor shall, at the request
of Secured Party, arrange to have the Secured Party added as an insured party for all insurance policies with respect to the Collateral.

                           (e)      Transfers and Other Liens.   Except, (A) as
contemplated by the Agreement, (B) in the ordinary course of business or (C) to the extent Secured Party consents in writing, Debtor shall not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Collateral, or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Collateral, except for
(A) the security interest created hereby and (B) Permitted Liens.

                  5. Financing Statements. Debtor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to Secured Party from time to time such lists, descriptions, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, continuation statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which Secured Party deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. Debtor hereby irrevocably appoints the Secured Party as Debtor's attorney-in-fact and proxy (which appointment is coupled with an interest) to execute all of said documents which are deemed appropriate or advisable to perfect, preserve or protect Secured Party's security interest in the Collateral, to obtain and adjust insurance required to be paid to Secured Party or to otherwise more effectively carry out Secured Party's rights and remedies and to file said documentation for recordation under the UCC or any other applicable law, statute, rule or regulation and with any appropriate governmental authority, and otherwise to act in Debtor's name and place with respect to the Collateral, all with the same legal force and effect as if such acts were performed by Debtor. Debtor authorizes Secured Party to file any such financing statements, continuation statements and amendments thereto without the signature of Debtor and, upon receipt of notice of filing, Debtor shall reimburse Secured Party for all applicable filing fees and related expenses. Secured Party shall deliver to Debtor a copy of any statement filed pursuant to this paragraph promptly upon filing.

                  6.       Remedies and Sale.

                           (a)      In addition to any rights and remedies now
or hereafter granted under applicable law, and not by way of limitation of any such rights and remedies, upon the occurrence of an Event of Default but only so long as an Event of Default is continued, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction in addition to the rights and remedies provided herein. Secured Party shall have the right, without further notice to, or assent by, Debtor, in the name of Debtor or in the name of Secured Party or otherwise:

                  (i) to ask for, demand, collect, receive, compound and give acquittance for the Collateral or any part thereof;

                  (ii) to file any claim, commence, maintain or discontinue any actions, suits or other proceedings deemed by Secured Party necessary or advisable for the purpose of collecting or enforcing payment or performance of the Secured Obligations;

                  (iii) to take possession of any or all of the Collateral and, for that purpose, to enter, with the aid and assistance of any person or persons, subject to proper legal process, any premises where the
                           Collateral, or any part thereof, is, or may be, placed or assembled, and to remove any of such Collateral;

                  (iv) to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby; and

                  (v) upon notice to such effect, to require Debtor to deliver, at Debtor's expense, any or all Collateral to Secured Party at a place designated by Secured Party.

                          (b) Secured Party may take legal  proceedings
                           for the  appointment of a  receiver or receivers  (to
which Secured Party shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement. If, after the exercise of any or all of the rights and remedies of Secured Party hereunder, any of the Secured Obligations shall remain unpaid, Debtor shall remain liable for any deficiency. After the payment in full of the Secured Obligations, any proceeds of the Collateral received or held by Secured Party shall be delivered to Debtor, and the Collateral shall be reassigned to Debtor by Secured Party without recourse to Secured Party (other than for their gross negligence or willful misconduct) and without any representations, warranties or agreements of any kind.

                           (c)      If Debtor  fails to  perform  any  agreement
contained herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor pursuant to Section 8 hereof.

                           (d)      The  powers conferred  on  Secured  Party
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior Party or any other rights pertaining to any Collateral.

                  7. Application of Moneys. Except as otherwise may be provided herein or in the Note, all moneys which Secured Party shall receive in accordance with the provisions hereof shall be applied (to the extent thereof) in the following manner: First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or any of the reasonable expenses and disbursements of Secured Party (including, without limitation, the reasonable fees and disbursements of its counsel and agents); and Second, to the payment of all Secured Obligations arising out of the Note or this Agreement in accordance with the terms thereof or hereof and, if not therein or herein provided, in such order as Secured Party may determine or herein.

                  8. Fees and Expenses, etc.; Indemnification. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorney's fees and legal expenses incurred by Secured Party in connection with the enforcement of this Agreement, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees incurred in the enforcement of this Agreement, and for maintenance fees, encumbrances or otherwise protecting, maintaining, preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Debtor on demand by Secured Party and until so paid, shall be added to the principal amount of the Secured Obligations and shall bear interest at the rate then prevailing under the terms of the Note with respect to the outstanding principal thereof. In addition, Debtor shall pay, and indemnify and hold Secured Party harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Collateral and the exercise by Secured Party of any of its rights hereunder. The provisions of this paragraph 8 shall survive the payment of all other Secured Obligations and the termination of this Agreement.

                  9.       Miscellaneous.

                           (a)    Any notice or request hereunder shall be given
by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any party or any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid,
(iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by telecopier with electronic confirmation of its receipt. All notices, requests, and demands are to be given or made to the party at the addresses set forth at the head of this Agreement (or to such other addresses as any party may designate by notice in accordance with the provisions of this paragraph).

                           (b)      No delay  on the part  of  Secured  Party in
exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Debtor and Secured Party. No notice to or demand on Debtor in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

                           (c)      The rights of Secured Party and the
obligations of Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor; (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, the Note, the Secured Obligations or any security for any of the Secured Obligations; or
(iii) any amendment to or modification of the Note, Agreement, or any security for any of the Secured Obligations. The rights and remedies of Secured Party herein provided are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have.

                           (d)      This  Agreement  shall be  binding upon, and
shall inure to the benefit of, Debtor and Secured Party and their respective successors and assigns. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

                           (e)      The  descriptive headings  of  the  several
sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                           (f)      Any provision of  this Agreement  which  is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision of any other jurisdiction.

                           (g)      This Agreement shall be governed by and
construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against either party with respect to this Agreement or any related agreement may be brought in the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, the parties accept for themselves and in connection with their properties,
generally  and  unconditionally,   the non-exclusive jurisdiction of the
aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Theparties hereby waive personal service of any and all process upon them and consent that all such service of process may be made by registered mail (return receipt requested) directed to such party at its address set forth under its signature below and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any party to bring proceedings againstany other party in the courts of any other jurisdiction. The parties waive any objection to jurisdiction and venue of any action instituted hereunder in any court referred to above and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

                           (h)      All of the rights and remedies of Secured
Party set forth herein shall be cumulative and concurrent and may be pursued singly, successively, or together and in such order as Secured Party may decide in its sole discretion, and may be exercised as often as occasion therefor shall occur and are not exclusive remedies upon an Event of Default, but are in addition to any other rights or remedies that at any time may be available elsewhere under this Agreement, in the Note or under applicable law; and the failure to exercise any such right or remedy shall in no event be construed a waiver or release thereof. Nothing contained herein or in the Note shall in any way restrict, limit or modify any rights of Secured Party under the terms of any guaranty securing the Secured Obligations, whether executed and delivered heretofore or hereafter, or the payment by Debtor of any Secured Obligations nor shall anything contained herein or in the Note be understood to require Secured Party to resort first to Debtor or to any assets of Debtor in which Secured Party may have a security interest prior to enforcing the rights of Secured Party under any such guaranty.

                           (i)      This  Agreement shall  terminate  upon  the
earlier of (i) the payment in full of all amounts under the Note and (ii) the occurrence of a Secured Party Event of Default.

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                   BESICORP LTD




                                     ---------------------------------------
                                     Name:
                                     Title:



                                                  BESICORP HOLDINGS, LTD.






                                     ----------------------------------------
                                     Name:
                                     Title:

STATE OF NEW YORK                   )
COUNTY OF NEW YORK                  )  ss.:


                  On the day of [ ] in the year 1999 before me, the undersigned, a notary public in and for said state, personally appeared [ ], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity of an officer of Besicorp Ltd., and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.




                                                       ------------------------
                                                       Notary Public








STATE OF NEW YORK                           )
COUNTY OF NEW YORK                          )  ss.:

                  On the day of [ ] in the year 1999 before me, the undersigned, a notary public in and for said state, personally appeared [ ], personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity of an officer of Besicorp Holdings, Ltd., and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.





                                                     --------------------------
                                                     Notary Public

                                                             EXHIBIT  4.5(b-2)


                         MORTGAGE AND SECURITY AGREEMENT


                  THIS MORTGAGE AND SECURITY AGREEMENT, dated as of [ ], 1999 (the "Mortgage"), is given by BESICORP LTD, a corporation duly organized and existing under the laws of the State of New York, having an office at 1151 Flatbush Road, Kingston, New York 12401 (the "Company") to BESICORP HOLDINGS, LTD, a corporation duly organized and existing under the laws of the State of New York, having an office at 1151 Flatbush Road, Kingston, New York 12401 (the "Lender").

                                R E C I T A L S:

                  WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 24, 1999, with Lender and Besi Acquisition Corp. (the "Acquisition Corp."), a wholly owned subsidiary of Lender formed to effectuate the merger (the "Merger") of the Company and Acquisition Corp. (the "Agreement"), pursuant to the terms of which Lender has borrowed $ [ ] from the Lender, and may borrow additional monies (the "Loan"); and

                  WHEREAS, pursuant to the terms of the Agreement, the Company has simultaneously herewith delivered to the Lender a Promissory Note, dated this date in the original principal amount of $[ ], made by the Company to the order of the Lender (the "Note") to evidence the amounts owed by the Company pursuant to the Loan (the "Indebtedness"); and

                  WHEREAS, in order to secure the obligations of the Company under the terms of the Note, and as a condition to the Loan and the acceptance by Lender of the Note, Lender has requested that the Company enter into this Mortgage and a Security Agreement (the "Security Agreement") and grant to Lender the security interests provided for herein and therein;


                                 GRANTING CLAUSE

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and in order to secure payment of the principal of and interest pursuant to the Note, and the payment of all other indebtedness which this Mortgage by its terms secures, and compliance with all the terms hereof and of the Note, Company does hereby give, grant, bargain, sell, confirm, mortgage, warrant, pledge, hypothecate, alien, remise, release, deposit, set over, assign, transfer and convey to Lender, and to its successors and assigns, all of the Company's estate right, title and interest in, to and under, or derived from, the following (collectively hereinafter referred to as the "Mortgaged Property"):

                           (a)      all real property owned in fee, and all
leases, easements and other rights and interests in the real property including, without limitation, the properties listed on Schedule A hereto (collectively, the "Realty");

                           (b)      all  improvements, structures  and buildings
and any alterations thereto or replacements thereof, now or hereafter attached to or located upon the Realty, all fixtures, fittings, appliances, apparatus, equipment, machinery, material and replacements thereof, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Realty or such improvements, structures or buildings, including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, ovens, disposals, dishwashers, hood and fan combinations, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, kitchen equipment, laundry equipment, plants and shrubbery and all other equipment and machinery, snow removal equipment, appliances, fitting and fixtures of every nature whatsoever now or hereafter owned or acquired by the Company and located in or on, or attached to, and used or intended to be used in connection with or with the operation of, the Realty, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Company, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and all of the right, title and interest of the Company in and to any such property or fixtures subject to any lien, security interest or claim, which, to the fullest extent permitted by law, shall be conclusively deemed fixtures and a part of the real property encumbered hereby (collectively, the "Improvements");

                           (c)      The Company's  interest in  all agreements,
contracts, certificates, instruments and other documents, now or hereafter entered into, pertaining to the construction, operation or management of any structure or building now or hereafter part of the Realty or to the sale of any direct or indirect interest in the Realty; and

                           (d)      The Company's interest in all proceeds,
products, replacements, additions, substitutions, renewals and accessions of and to the Realty described in the preceding sections (a) through (c).

          AND, without limiting any of the other provisions of this Mortgage, Company expressly grants to the Lender, as secured party, a security interest in all of those portions of the Realty which are or may be subject to the provisions of the Uniform Commercial Code of the State in which the Realty is located and of the State of New York, applicable to secured transactions.

                  TO HAVE AND TO HOLD the Mortgaged Property unto the Lender and its successors and assigns until the Indebtedness secured by this Mortgage is paid in full.

                  AND WHEREAS, the Company, in consideration of the making of this mortgage loan, has covenanted and agreed and does hereby covenant and agrees as follows:

                                   ARTICLE I.

                     COVENANTS AS TO THE MORTGAGED PROPERTY

                  1.01 Recordation. Company will at all times cause this Mortgage and any instruments amending or supplementing this Mortgage and any instruments of assignment hereof or thereof (and any appropriate financing statements or other instruments and continuations thereof with respect to any thereof) to be recorded, registered and filed in such manner and in such places, and will comply with all such statutes and regulations as may be required by law in order to establish, preserve, perfect and protect the lien of this Mortgage as a valid, direct mortgage lien and priority perfected security interest in the Mortgaged Property, subject only to the Permitted Encumbrances. "Permitted Encumbrances" means (i) statutory liens and like Encumbrances (as such term is defined in the Agreement) for Taxes (as such term is defined in the Agreement) not yet due or being contested in good faith and by appropriate proceedings,
(ii) liens of carriers, warehousemen, mechanics and materialmen and other like Encumbrances incurred in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings ; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance; (iv) minor imperfections of title which do not in the aggregate materially detract from the value or use of the asset in question, (v) any and all Encumbrances set forth on title reports and/or lien searches, (vi) easements, rights of way, reservations, servitudes and other restrictions upon any assets of the Company that are immaterial in character and amount and do not detract from the value or interfere with the use of the assets they affect, (vii) Encumbrances in effect on the date hereof or granted to the Lender or in connection with the financing and construction of a facility for SunWize Technologies, Inc. in Kingston, New York, and all matters related thereto, (viii) Encumbrances resulting from the rights and interests of the Lender and (ix) Encumbrances that do not and will not, individually or in the aggregate, (A) have a Material Adverse Effect (as such term is defined in the Agreement) on the Company or (B) materially impair the Company's ability to perform its obligations under this Agreement or the Agreement.


                  1.02 Liens. Company will not directly or indirectly create or permit or suffer to be created or to remain, and will promptly discharge or cause to be discharged, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Mortgaged Property or any part thereof or the interest of Company or Lender therein or any rents or other sums arising therefrom, other than the Permitted Encumbrances.

                  1.03 Further Assignments. Company shall assign to Lender, upon request, as further security for the Loan secured hereby, Company's interests in all agreements, contracts, licenses and permits affecting the Mortgaged Property, such assignments to be made by instruments in form satisfactory to Lender; but no such assignment shall be construed as a consent by Lender to any agreement, contract, license or permit so assigned, or to impose upon Lender any obligations with respect thereto.

                  1.04 Acquired Property Subject to Lien. All property at any time acquired by Company and required by this Mortgage to become subject to the lien and security interest hereof, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien and security interest of this Mortgage without further action on the part of Company or Lender. Company will execute and deliver to Lender (and will record and file as provided in Section 1.01) an instrument supplemental to this Mortgage, satisfactory in substance and form to Lender, whenever such an instrument is necessary under applicable law to subject to the lien and security interest of this Mortgage all right, title and interest of Company in and to all property required by this Mortgage to be subject to the lien and security interest hereof and acquired by Company since the date of this Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien hereof, whichever is later.

                  1.05 No Claims Against Lender. Nothing contained in this Mortgage shall constitute any consent or request by Lender, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or shall be construed to permit the making of any claim against Lender in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

                  1.06 Indemnification Against Liabilities. Company will protect, indemnify, save harmless and defend Lender from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, judgments, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lender by reason of
(a) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (b) any use, non-use or condition of the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any failure on the part of Company to perform or comply with any of the terms of this Mortgage, (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof made or suffered to be made by or on behalf of Company, (e) any gross negligence or tortious act on the part of Company or any of its agents, contractors, lessees, sublessee, licensees or invitees, (f) any work in connection with any permitted alterations, changes, new construction or demolition of or additions to the Realty, or (g) any agreement between Company and the Lender originally named herein in connection with the closing of the Loan evidenced by the Note. If any action or proceeding be commenced, including an action to foreclose this Mortgage or to collect the Indebtedness secured hereby, to which action or proceeding the Lender is made a party by reason of this Mortgage or the Note, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all reasonable sums paid by Lender for the expense of any litigation to prosecute or defend the rights and lien created hereby, shall be paid by Company to Lender as hereinafter provided. Company will pay and save Lender harmless against any and all liability with respect to any intangible personal property tax or similar imposition of the State in which the Mortgaged Property is located or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by Lender in respect of this Mortgage or the Note. All amounts payable to Lender under this Section 1.06 shall be deemed Indebtedness secured by this Mortgage and any such amounts that are not paid within ten (10) days after written demand therefor by Lender shall bear interest at the Default Rate (as defined in the Note) from the date of such demand. In case any action, suit or proceeding is brought against Lender by reason of any such occurrence, Company, upon request of Lender, will, at Company's reasonable expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended, by counsel designated by Company and reasonably approved by Lender. The obligations of Company under this Section 1.06 shall survive any discharge of this Mortgage and payment in full of the Indebtedness.

                  1.07 Further Assurances. Company will execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time may request (a) to subject to the lien and security interest of this Mortgage all or any portion of the Mortgaged Property, (b) to perfect, publish notice or protect the validity of the lien and security interest of this Mortgage, (c) to preserve and defend the title to the Mortgaged Property and the rights of Lender therein against the claims of all persons and parties so long as this Mortgage shall remain undischarged, (d) to subject to the lien and security interest of this Mortgage with respect to any replacement or substitution for any Improvements or any other after-acquired property, or (e) in order to further effectuate the purpose of this Mortgage and to carry out the terms hereof and better to assure and confirm to Lender its rights, powers and remedies hereunder.


                                   ARTICLE II.

                       COVENANTS AS TO INSURANCE, DAMAGE,
                             DESTRUCTION AND TAKING


                  2.01 Insurance. Company shall, at its reasonable expense, keep the Mortgaged Property insured for the benefit of the Lender (a) against loss by fire and other hazards covered by an all-risk coverage insurance policy for the full insurable value thereof with reductions for depreciation or co-insurance, with deductible from the loss payable for any casualty and (b) comprehensive General Liability Insurance in respect of the operation of the Mortgaged Property with limits of liability for property damage and bodily injury per occurrence.

                  2.02 Damage, Destruction or Taking; Company to Give Notice; Assignment of Awards. In case of (a) any damage to or destruction of the Mortgaged Property or any part thereof, or (b) any taking (whether for permanent or temporary use) of all or any part of the Mortgaged Property or any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Mortgaged Property or any part thereof (a "Taking"), or the commencement of any proceedings or negotiations which might result in any such Taking, Company will promptly give written notice thereof to Lender, generally describing the nature and extent of such damage or destruction or of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Lender shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Mortgaged Property on account of such Taking, up to the amount of the Indebtedness (including the accrued and unpaid interest) and Company hereby irrevocably assigns to Lender all rights of Company to any such proceeds, award or payment and irrevocably authorizes and empowers Lender, at its option, in the name of Company, or otherwise, to file and prosecute what would otherwise be Company's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition, in accordance with Section 2.03. Company will pay all reasonable costs and expenses incurred by Lender in connection with any such damage, destruction or Taking and the seeking and obtaining of any insurance proceeds, award or payment in respect thereof.

                  2.03 Application of Proceeds. Lender may, at its option and in its discretion, apply all amounts recovered under any insurance policy required to be maintained by Company hereunder and all net awards received by it on account of any Taking in any one or more of the following ways: (a) as provided in Section 3.09, regardless of whether part or all of the Indebtedness secured hereby shall then be matured or unmatured, or (b) to fulfill any of the covenants contained herein as Lender may determine, or (c) released to Company for application to the cost of restoration and repair of the Mortgaged Property, or (d) released to Company.



                                  ARTICLE III.

                                EVENTS OF DEFAULT

                  3.01 "Event of Default" means (i) an Event of Default, as such term is defined in the Note, or (ii) the breach or violation by the Company of any representation, covenant or other agreement contained herein or in the Security Agreement.


                  3.02 Acceleration of Maturity. If an Event of Default shall have occurred and remain uncured, Lender may declare the entire unpaid Indebtedness and all other sums secured hereby to be immediately due and payable.

                  3.03 Lender's Power of Enforcement. If an Event of Default shall have occurred and remain uncured, Lender may, either with or without entry or taking possession as hereinabove provided or otherwise, and without regard to whether or not the Indebtedness and other sums secured hereby shall be due and without prejudice to the right of the Lender thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced, bring any appropriate action or proceeding: (a) to enforce payment of the Note or the Indebtedness or the performance of any term thereof or hereof or any other right of the Lender under this Mortgage or any other agreements securing the Note and/or the Indebtedness; (b) to foreclose this Mortgage and any other documents securing the Note and the Indebtedness and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the power of sale hereinafter provided or the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it. The Lender shall take action either by such proceedings or by the exercise of its power with respect to entry and/or taking possession, or both, as the Lender may, in its reasonable discretion, determine.

                  3.04     Lender's Rights to Enter and
                           Take Possession, Operate and Apply Income.

                           (a)      If an Event of Default shall  have  occurred
(and remain uncured), (i) upon demand of the Lender, the Company shall forthwith surrender to the Lender the actual possession of the Mortgaged Property and if and to the extent permitted by law, the Lender itself, or by such officers or agents as it may appoint, may enter and take possession of all or a portion of the Mortgaged Property and may exclude the Company and its agents and employees wholly therefrom and may have joint access with the Company to the books, papers and accounts of the Company; and (ii) the Company will pay monthly in advance to the Lender, on Lender's entry into possession, or to any receiver appointed to collect the rents, income and other benefits of the Mortgaged Property, the fair and reasonable rental value for the use and occupation of such part of the Mortgaged Property as may remain in possession of the Company, and upon default in any such payment will vacate and surrender possession of such part of the Mortgaged Property to the Lender or to such receiver and, in default thereof, the Company may be evicted by summary proceedings or otherwise.

                           (b)      If the Company shall for any reason  fail to
surrender or deliver the Mortgaged Property or any part thereof after the Lender's demand, the Lender may obtain a judgment or decree conferring on the Lender the right to immediate possession or requiring the Company to deliver immediate possession of all or part of the Mortgaged Property to the Lender. The Company shall pay the Lender, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to the Lender, its attorneys and agents, and all such reasonable costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

                           (c)      Upon  every such entering upon or taking of
possession, the Lender may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

                           (i)      make and conduct all necessary and proper
maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personal and other property;

                           (ii)     insure  and keep  the  Mortgaged Property
 insured;

                           (iii) manage and operate the  Mortgaged  Property and
exercise all the rights and powers of the Company in its name or otherwise with respect to the same;

                           (iv) enter into  agreements  with  others to exercise
the powers herein granted the Lender, all as the Lender from time to time may determine; and the Lender may collect and receive all the rents, income and other benefits thereof, including those past due as well as those thereafter; and shall apply the monies so received by the Lender to pay all reasonable costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving, and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges prior to the lien and security interest of this Mortgage which Lender may consider necessary or desirable to pay, and any balance of such amount shall be applied as provided in Section 3.09.

          The Lender shall surrender possession of the Mortgaged Property to the Company at such time that all amounts due under any of the terms of the Note and this Mortgage shall have been fully paid and all Events of Defaults cured. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

                  3.05 Purchase by Lender; Application of Indebtedness Toward Purchase Price. Lender may be a purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or otherwise, and may apply toward the purchase price thereof the Indebtedness secured hereby owing to Lender. Lender shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in Company.

                  3.06 Waiver of Appraisement, Valuation, Stay, Execution and Redemption Laws. The Company agrees to the full extent permitted by law that in case of an Event of Default on its part hereunder which shall be continuing, neither the Company nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Company for itself and all who may at any time claim through or under it, hereby waives, to the full extent that may be lawfully so done, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Lender or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Company agrees that it will not assert a defense in any action to recover a deficiency judgment following a foreclosure that the sales price realized at the sale was less than the fair market value.

                  3.07     Sale a Bar; Note Due on Sale.

                           (a)     Any  sale of  the Mortgaged  Property  or any
part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or otherwise, shall forever be a bar against Company.

                           (b)      Upon any sale by Lender  under or  by virtue
of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise, the entire unpaid principal amount of the Note at the time outstanding shall, if not previously declared due and payable, immediately become due and payable, together with interest accrued thereon and all other Indebtedness which this Mortgage by its terms secures.

                  3.08 Lender Authorized to Execute Deeds. Company irrevocably appoints Lender its true and lawful attorney in fact coupled with an interest, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, pursuant to foreclosure or otherwise, to execute and deliver all such deeds, Leases, bills of sale, assignments, releases and other instruments as may be necessary.

                  3.09 Application of Proceeds of Sale and Other Moneys. The proceeds of any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or otherwise, and all other moneys at any time held by Lender as part of the Mortgaged Property, shall be applied as follows:

          First: to the payment of the reasonable costs and expenses of such sale (including, without limitation, reasonable attorneys' fees and expenses, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over, repairing, managing, operating, maintaining and preserving the Mortgaged Property or any part thereof prior to such sale and the costs, taxes, fees and expenses of transferring the Mortgaged Property pursuant to such sale), all reasonable costs and expenses of any receiver of the Mortgaged Property or any part thereof, and any taxes, assessments or charges prior to the lien of this Mortgage, which Lender may consider necessary or desirable to pay (in no event shall the Company be entitled to receive any payment for any services rendered in connection with any such sale);

          Second: to the payment of any Indebtedness secured by this Mortgage, other than indebtedness with respect to the Note at the time outstanding, which Lender may consider necessary or desirable to pay in its discretion;

          Third: to the payment of all amounts of principal of, premium, if any, and interest at the time due and payable on the Note at the time outstanding (whether due by reason of maturity or as an installment of interest or by reason of any prepayment requirement or by declaration of acceleration or otherwise), including interest at the Default Rate on any overdue principal and premium, if any, and (to the extent permitted under applicable law) on any overdue interest; and in case such moneys shall be insufficient to pay in full the amounts so due and unpaid upon the Note at the time outstanding, then, first, to the payment of all amounts of interest at the time due and payable on the Note, and second to the payment of all amounts of principal at the time due and payable on the Note; and

          Fourth: the balance, if any, held by Lender after payment in full of all amounts referred to in subdivisions First, Second and Third above, shall, unless a court of competent jurisdiction may otherwise direct by final order not subject to appeal, be paid to or upon the direction of Company.

                  3.10 Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Lender, to the extent permitted by law and without regard to the value, adequacy or sufficiency of the security for the Indebtedness and other sums secured hereby, shall be entitled as a matter of right, if it so elects, to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and reasonable agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter and take possession of and to manage and operate the Mortgaged Property and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder (or afforded by law or in equity) and may be exercised concurrently therewith or independently therewith or independently thereof. The Lender shall be liable to account only for such rents, income and other benefits actually received by the Lender, whether received pursuant to this Section or Section 3.04.

                  3.11 Right of Lender to Perform Company's Covenants. If Company shall fail to make any payment or perform any act required to be made or performed hereunder, Lender, without notice to or demand upon Company, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act for the account and at the reasonable expense of Company. No such action shall be deemed an eviction of any tenant of the Mortgaged Property or any part thereof. All sums so reasonably paid by Lender and all reasonable costs and expenses (including, without limitation, attorneys' fees and reasonable expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring, shall constitute additional Indebtedness secured by this Mortgage and shall be paid by Company to Lender on demand.

                  3.12 Suits to Protect the Mortgaged Property. The Lender shall have the power and authority to institute and maintain any suits and proceedings as the Lender may deem advisable in its reasonable judgment (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order which might reasonably be expected to impair the security hereunder or be prejudicial to the Lender's interest.

                  3.13     Company to Pay the Note on Any Default in Payment.

                           (a)      If default shall be made in the payment of
any amount due under the Note, this Mortgage or any other instrument securing the Note or evidencing the Indebtedness, then, the Lender shall be entitled to seek a judgment against the Company for the whole amount so due and unpaid, together with reasonable costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of the Lender's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of the Lender to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

                           (b)      In case of a foreclosure sale of all or any
part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, the Lender shall be entitled to enforce payment from the Company of all amounts then remaining due and unpaid and to recover judgment against the Company for any portion thereof remaining unpaid, with interest at the Default Rate.

                           (c)      The Company  hereby  agrees, to  the  extent
permitted by law, that no recovery of any such judgment by the Lender and no attachment or levy of any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or of any lien, rights, powers or remedies of the Lender hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

                           (d)      Any monies  collected  or  received  by  the
Lender under this Section 3.13 shall be applied as provided in Section 3.09.

                           (e)      The provisions of  this Section shall not be
deemed to limit or otherwise modify the provisions of any guaranty of the Indebtedness evidenced by the Note or secured by this Mortgage.

                  3.14 Delay or Omission No Waiver. No delay or omission of Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

                  3.15 No Waiver of One Default to Affect Another. No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon. If the Lender (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment of the Indebtedness; (c) waives or does not exercise any right granted in the Note, this Mortgage or any instrument securing the Note or evidencing the Indebtedness; (d) releases any part of the Mortgaged Property from the lien of this Mortgage or any other instrument securing the Note or evidencing the Indebtedness; (e) consents to the filing of any map, plat or replat of the Realty; (f) consents to the granting of any easement on the Realty; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, then, except as otherwise provided by an instrument executed by the Lender, no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Mortgage or otherwise of the Company or any subsequent purchaser of the Mortgaged Property or any part thereof or any Guarantor. No such act or omission shall preclude the Lender from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument executed by the Lender, shall the lien of this Mortgage be altered thereby, except to the extent of releases as described in clause (d) of the second sentence of this Section 3.15. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Lender, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Indebtedness secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

                  3.16 Compromise of Actions. Any action, suit or proceeding brought by Lender pursuant to any of the terms of this Mortgage or otherwise, and any claim made by Lender hereunder may be compromised, withdrawn or otherwise dealt with by Lender without any notice to or approval of Company, except as shall be required by law and may not be waived.

                  3.17 Discontinuance of Proceedings; Position of Parties Restored. If the Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise and such proceedings shall have resulted in a final determination adverse to the Lender, then, and in every such case, the Company and the Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Lender shall continue as if no such proceedings had occurred or had been taken.

                  3.18 Remedies Cumulative. Each right, power and remedy of Lender provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies. If the Mortgaged Property is located within the State of New York, the Lender shall have, in addition to any other rights it might have, all the rights granted to Lenders pursuant to Section 254 of the Real Property Law.

                  3.19 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Lender or any affiliate of Lender is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Mortgage, the Note or any other agreement between the Company and/or any of the individuals collectively referred to as the Company and although such obligations may be unmatured. The rights of the Lender under this subsection are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have. The parties specifically agree that any set-off shall not impede or interfere with Lender's right to continue any legal action or proceeding to enforce the Note and this Mortgage, including an action to foreclose this Mortgage.

                  3.20 Interest After Event of Default. If an Event of Default shall have occurred and be continuing, all sums outstanding and unpaid under the Note and this Mortgage shall, at the Lender's option, bear interest at the Default Rate.

                  3.21 Provisions Subject To Applicable Law. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

                  3.22 Prepayment After Default. If following the occurrence of any Event of Default under this Mortgage and an exercise by the Lender of its option to declare the whole of the Indebtedness due and payable, the Company shall tender payment of an amount sufficient to satisfy the entire Indebtedness secured hereby at any time prior to a foreclosure sale of the Mortgaged Property, and if at the time of such tender prepayment of the principal balance of the Note is prohibited, the Company shall, in addition to the said entire principal, also pay to the Lender a sum equal to the interest which would have accrued on the principal balance of the Note at the Default Rate from the date of such tender to the end of the period during which prepaying is prohibited. If at the time of such tender, prepayment of the Note is permitted, such tender by Company shall be deemed to be a voluntary prepayment of the said principal balance of the Note, and the Company shall, in addition to the said entire principal, also pay to the Lender the applicable prepayment premium, if any, specified in the Note. All such payments shall also be accompanied by payment of all accrued interest under the Note.

                  3.23 Defeasance. If Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Note, in accordance with the terms thereof, and if the Company shall pay or cause to be paid all Indebtedness and other sums payable or secured hereunder by the Company and shall comply with all terms, conditions and requirements hereof, then this Mortgage shall be null and void and of no further force and effect and shall be released by the Lender upon the written request and at the reasonable expense of the Company.




                                   ARTICLE IV.

                               SECURITY AGREEMENT

                  4.01 Security Agreement. The Company expressly agrees, intending that the Lender rely thereon, that this Mortgage also shall constitute a "security agreement", as such term is defined in the Uniform Commercial Code in the jurisdiction wherein the Mortgaged Property is situated (the "Code"). The Mortgaged Property includes, and shall be deemed to include, inter alia, the Improvements, the Realty and all fixtures and other property described in the Granting

Clause of the Mortgage, (hereinafter collectively referred to as the "Chattels and Intangibles") regardless of whether they are held or hereafter acquired, of the Company in, to, under and above the Mortgaged Property. By executing and delivering this Mortgage, the Company has granted, in the same manner and with the same effect described in the Granting Clause hereof, to the Lender, as additional security, a security interest in the Chattels and Intangibles which are subject to the Code. If any Event of Default shall occur, the Lender shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage and Section 3.09 hereof. The Company agrees that any notice of sale or other action intended by the Lender with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to the Company not less than ten (10) days prior to any such sale or intended action.

                  4.02 Financing Statements. The Company shall execute any and all such documents (including, without limitation, Financing Statements) pursuant to the Code, as the Lender may request, to preserve and maintain the priority of the lien and security interest created hereby on property which may be deemed personal property or fixtures, and the Company shall pay to the Lender on demand any reasonable expenses incurred by the Lender in connection with the preparation, execution and filing of any such documents. The Company hereby authorizes and empowers the Lender to execute and file, on its behalf, all Financing Statements and refilings and continuations thereof as the Lender deems necessary or advisable to create, preserve and protect said lien and security interest. When and if the Company and the Lender shall respectively become the Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting the Mortgaged Property or any part thereof, this Mortgage shall be deemed a security agreement as defined in the Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law, or (iii) as to such part of the security which is also reflected in said Financing Statement by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the Lender's sole election.

                  4.03 No Impairment. The Company, and the Lender agree that the filing of a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Mortgage irrespective of whether (i) any such property is physically attached to the Realty, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with the Lender, or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy or any other insurance policy, or (2) any award in eminent domain proceedings for a Taking or for loss of value, or (3) the Company's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the property mortgaged hereby, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of the Lender as determined by this instrument or impugning the priority of the Lender's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of the Lender in the event any court or judge shall at any time hold with respect to clauses (1) , (2) and (3) hereof that notice of the Lender's priority of interest to be effective against a particular class of persons (including, but not limited to, a trustee or the federal government and any subdivisions or entity of the federal government) must be filed in the Code records.



                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

                  5.01 Construction of Lender's Rights. All covenants hereof shall be construed as affording to the Lender rights additional to and not exclusive of the rights conferred under the provisions of Section 254 and 273 of the Real Property Law of the State of New York.

                  5.02 Limitation on Interest. Nothing in this Mortgage, the Note or in any other agreement between the Company and the Lender shall require the Company to pay, or the Lender to accept, interest in an amount which would subject the Lender to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any such other agreement, which are or could be held to be in the nature of interest and which would subject the Lender to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of the Company to make such payment shall be reduced to the highest rate authorized under applicable law. Should the Lender receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding principal balance of the Indebtedness.

                  5.03 Successors in Interest; Definitions. All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Company and shall inure to the benefit of the Lender, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term "Company" shall include and refer to the Company named herein, any subsequent owner of the Mortgaged Property, or any part thereof, and their respective heirs, executors, legal representatives, successors and assigns. If there is more than one Company, all their undertakings hereunder shall be deemed joint and several. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  5.04 Jurisdiction. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts made in that State.

                  5.05 Receipt of Copy of Mortgage; Counterparts. The Company acknowledges that it has received a true copy of this Mortgage. This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

                  5.06 Cover Page. The information set forth on the cover page hereof is hereby incorporated herein.


                  5.07 Consent of Lender. Whenever the consent or approval of the Lender is required herein, the decision whether to consent or approve shall be in the discretion of the Lender.

                  5.08 Construction. This Mortgage, the Note and all other documents executed and delivered in connection herewith or therewith shall be given a fair and reasonable construction in accordance with the intention of the parties as expressed herein and therein and without regard to any rule of law requiring construction against the party who prepares such instruments.

                  5.9.     Addresses for Notices, Etc.

                  All notices shall be addressed as follows:

                  If to the Company:

                      Besicorp Ltd.
                      1151 Flatbush Road
                      Kingston, New York   12401
                      Attention: Joyce DePietro, Vice President - Administration

                  with a copy to:

                      Robinson Brog Leinwand Greene Genovese & Gluck P.C. 1345 Avenue of the Americas
                      New York, New York  10105
                     Attention:  A. Mitchell Greene, Esq.

                  If to Lender:

                      Michael F. Zinn
                      c/o Besicorp Ltd.
                      1151 Flatbush Road
                      Kingston, New York   12401

                  with a copy to:

                      Zeichner, Ellman & Krause
                      575 Lexington Avenue
                      New York , New York 10022
                      Attention: William Poltarek, Esq.


and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.09.

                  (a) Any notice, report, demand or other instrument hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested or, (d) telex or telegram, subsequently confirmed by registered or certified mail. Any notice, report, demand or other instrument required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any party or any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (iii) upon actual receipt thereof when sent by a recognized overnight delivery service

                  (b) Any party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed, by furnishing written notice of such change to the other parties, but no such notice of change shall be effective unless and until received by such other parties.

                  5.10. Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

                  5.11. Required Notices. The Company shall notify the Lender promptly of the occurrence of any of the following: (i) receipt of notice from any governmental authority relating to the Mortgaged Property; (ii) receipt of any notice from any tenant leasing all or any portion of the Mortgaged Property (other than a tenant only renting a storage Unit or units); (iii) any change in the occupancy of the Mortgaged Property (other than a tenant only renting a storage Unit or units); (iv) receipt of any notice from the holder of any other lien or security interest in the Mortgaged Property; or (v) commencement of any judicial or administrative proceedings by or against or otherwise affecting the Company, the Mortgaged Property or any entity controlled by or under common control with the Company, or any other action by any creditor thereof as a result of any default under the terms of any loan.





              [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                  5.12. Entire Agreement. This Mortgage embodies the entire agreement and understanding between the parties and supersedes any prior agreements and understandings relating to the subject matter of this Mortgage.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by the Company as of the day and year first above written.

In the Presence of:
                                      BESICORP LTD.

----------------------------

                                      By:________________________________
                                         Name:
                                         Title:

STATE OF NEW YORK                           )
                                            )ss.:
COUNTY OF NEW YORK                          )


         On the ______ day of [ ] 1999, before me, the undersigned, a notary public in and for said state, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.





                                                --------------------------------
                                                Notary Public


STATE OF NEW YORK                           )
                                            )ss.:
COUNTY OF NEW YORK                          )


         On the ______ day of [ ] 1999, before me, the undersigned, a notary public in and for said state, personally appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.





                                           --------------------------------
                                           Notary Public

                                   SCHEDULE A

                             (Description of Realty)

                         STATEMENT ATTACHED TO MORTGAGE



Company(s):                Besicorp Ltd.



Lender(s):                 Besicorp Holdings, Ltd.



Premises:                  [               ]


Check The Appropriate Box


|_| 1. The attached mortgage covers real property principally improved or to be improved by one or more structures containing in the aggregate not more than six
(6) residential dwelling units, each dwelling Unit having its own separate cooking facility.


|X|               2. The attached mortgage does not cover real property improved as described above.


Dated: [                   ], 1999            BESICORP LTD.


                                              By:___________________________
                                              Name:
                                              Title:
                                              having personal knowledge
                                              of the nature of the improvements.

                                                                 Exhibit 4.7(a)





                                   CERTIFICATE


         This Certificate is furnished by [ ], [ ] of Besicorp Ltd., a New York corporation (the "Company") pursuant to Section 4.7 of that certain Amended and Restated Agreement and Plan of Merger dated November 24, 1999 (the "Agreement") by and among Besicorp Holdings, Ltd., Besi Acquisition Corp. and Company. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

         In connection therewith, the undersigned does hereby represent that to the best of his knowledge and belief:

         (a) the representations and warranties made by the Company1 in the Agreement, and in any certificate or other writing delivered by the Company pursuant to the Agreement were true and correct when made and are true and correct as if originally made on and as of the Closing Date;

         (b) all information2 (the "Information") requested by the advisors (the "Advisors") of the Special Committee) (the "Committee") of the Board of Directors of the Company, including without limitation, by Robinson Brog Leinwand Greene Genovese & Gluck P.C. and Josephthal & Co., Inc., has been furnished to such Advisors and no information useful to the understanding of the Information has not been furnished to such Advisors; and

         (c) other than in the ordinary course of business or the Merger, the Company is not negotiating, and has no prospects of negotiating, any arrangements or agreements (i) requiring the payment of more than $250,000, and (ii) the receipt of more than $250,000.

---------------------------------------------
                           1This paragraph will be modified in the case of Kulik
                  so that the two references to the Company shall become references to SunWize Industries, Inc.

                           2The  Information  will be modified by the  following
                  phrase:  in  the  case  of  Kulik,   "with  respect  toSunWize
                  Industries, Inc.", in the case of Seils, "with respect to development projects, Inc." and in the case of Curtin,"with respect to financial matters of the Company and its subsidiaries."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused this Certificate to be delivered this [ ] day of [ ], [ ].




                                           ------------------------------------
                                           Name:

                                                            Exhibit 4.7(b-1)


                                    GUARANTY



         GUARANTY dated as of [ ], 1999 (as amended, supplemented or modified from time to time, this "Guaranty") made by Michael F. Zinn (the "Guarantor") in favor of (i) Robinson Brog Leinwand Greene Genovese & Gluck, P.C., as Agent (in such capacity, together with any successor agent, the "Agent") for the Holders (as defined in Section 1 hereof) and for the Individuals (as defined in Section 1 hereof), and (ii) the Holders and Individuals (collectively the Holders and Individuals, are referred to as the "Beneficiaries").


                               W I T N E S E T H:


         WHEREAS, Guarantor is the sole member of member of Avalon Ventures LLC which is the principal shareholder of Besicorp Holdings, Ltd. ("Parent");

         WHEREAS, Parent is the sole shareholder of Besi Acquisition Corp. ("Acquisition Corp.");

         WHEREAS, Parent, Acquisition Corp. and Besicorp Ltd. (the "Company") have entered into an Amended and Restated Agreement and Plan of Merger dated as of November 24, 1999 (as amended, supplemented or modified from time to time, the "Agreement"), providing for the merger of Acquisition Corp. and the Company as contemplated therein;

         WHEREAS, pursuant to the Agreement, each share of common stock of the Company shall be converted upon the effectiveness of the Merger into the right to receive the Merger Consideration (as defined in the Agreement);

         WHEREAS, the Guarantor's executing this Guaranty is a condition to the Company's entering into the Agreement and the Company's obligation to consummate the transactions contemplated by the Agreement;

         NOW, THEREFORE, in consideration of the benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Agent and hereby covenants and agrees with the Agent as follows:

         1. As used in this Guaranty, terms defined in the Agreement are used herein as therein defined, and the following terms shall have the following meanings:

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  "Event of Default" shall mean the occurrence of any of the following events: (a) any Obligor shall fail to make any Deferred Payment when due; (b) any Obligor shall fail, beyond any applicable notice, grace or cure period, to make any payment or shall fail to keep, observe, comply with or perform any term, provision, covenant, warranty, agreement, condition or undertaking on its part required to be paid, complied with or performed or observed, by the provisions of the Agreement, or any of the other agreements, documents or instruments executed and/or delivered by the Obligors in connection with the Agreement (other than the Secured Promissory Note (the "Note") of the Company executed by the Company pursuant to the Agreement and payable to Parent and the Security Agreement (the "Security Agreement") and the Mortgage and Security Agreement (the "Mortgage") executed in connection with the Note); (c) any Obligor shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to its debts; (ii) commence any case, proceeding or other action seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets; or (iii) make a general assignment for the benefit of its creditors; (d) there shall be commenced against any Obligor any case, proceeding or other action of a nature referred to in clause (c) above that (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged, or unbonded for a period of thirty (30) days; or (e) there shall be commenced against any Obligor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; (f) any Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses
         (a), (b), (c), (d) and (e) above; or (g) any Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                  "Holders" shall  mean  the Company  Shareholders as defined in the Agreement.

                  "Individuals" shall mean the Indemnified Persons as defined in the Agreement.

                                     -2

                  "Obligations" shall mean the obligations (i) to pay the Deferred Payment Right, (ii) to pay the D&O Insurance premiums, (iii) to reimburse the Individuals pursuant clause (ii) of Section 4.4.1 to the Agreement and (iv) indemnify the Individuals pursuant to Section
         4.4.3 of the Agreement.

                  "Obligors" shall mean Parent, Acquisition Corp., Surviving Corporation and the Company.

         2. (a) Except to the extent that assets of the Deferred Payment Fund (as defined in the Agreement) are subject to liens, judgments or acts by Governmental Entities(as defined in the Agreement), other than liens, judgments or acts which are the result of voluntary acts of the Company, that prohibit the payment by the Company of its obligations to the Company Shareholders pursuant to Section 2.4, the Guarantor hereby unconditionally and irrevocably guarantees to the Agent, the Holders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Parent, Acquisition Corp. and the Surviving Corporation when due (whether at the stated maturity, by acceleration or otherwise) of the Deferred Payment Rights (other than the Escrow Fund Distributions (as such term is defined in the Agreement) released by the Escrow Agent for the March 1999 Escrow Fund pursuant to Exhibit
4.11 to the Agreement) and all payments pursuant to Section 2.4 of the Agreement as well as the Deferred Payment Rights and all payments pursuant to Section 2.4 of the Agreement which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and the Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Holder in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Deferred Payment Rights and all payments pursuant to Section 2.4 of the Agreement and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

                  (b) Additionally, the Guarantor hereby unconditionally and irrevocably guarantees to the Agent, the Individuals and their respective successors, indorsees, transferees and assigns on demand (i) the prompt and complete payment by the Parent, Acquisition Corp. and Surviving Corporation of any and all insurance premiums required in connection with D&O Insurance contemplated by Section 4.4.1 of the Agreement, (ii) the prompt and complete reimbursement by the Parent, Acquisition Corp. and Surviving Corporation of the Individuals as required by such Section 4.4.1 and(ii) the obligations of the Obligors pursuant to Section 4.4.3 of the Agreement.

         3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Obligor or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Obligor or (e) any payment made to the Agent or any Beneficiary on the Obligations which any such Person repays to any Obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding. This is a guaranty of payment and not of collection.

         4. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor of any of the Obligations, or the Obligors and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor of any of the Obligations or any Obligor and whether or not any other guarantor of any of the Obligations or any Obligor be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Obligor or other circumstance which operates to toll any statute of limitations as to the Obligors shall operate to toll the statute of limitations as to the Guarantor.

         5. The Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability which may apply (including notice of the existence, creation or incurrence of new or additional indebtedness), and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any Beneficiary against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor of any of the Obligations).

         6. The Agent or any Beneficiary may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon any terms or conditions and in whole or in part:

                  (a) exercise or refrain from exercising any rights against any Obligor or otherwise act or refrain from acting;

                  (b) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Obligor to creditors of such Obligor;

                  (c) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Obligors to the Agent or any Beneficiary regardless of what liabilities of the Obligors remain unpaid;

                  (d) consent to or waive any breach of, or any act, omission or default under, the Agreement, any Transaction Agreement or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Agreement, any Transaction Agreement or any of such other instruments or agreements; and/or

                  (e) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against any Obligor to recover full indemnity for any payments made pursuant to this Guaranty.

         7. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and (except to the extent, if any, as shall be required by applicable statute and cannot be waived) this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor, except payment in full of the Obligations. No provision of this Guaranty shall be deemed to be a waiver by the Guarantor of its right to assert that the Obligations have been paid in full.

         8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent or any Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Agent and the Beneficiaries would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Beneficiary to any other or further action in any circumstances without notice or demand. It is not necessary for the Agent or any Beneficiary to inquire into the capacity or powers of any Obligor or the officers, directors, partners or companies acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9. Any indebtedness of any Obligor now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of such Obligor to the Agent and the Beneficiaries; and such indebtedness of such Obligor to the Guarantor, if the Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Beneficiaries and be paid over to the Agent, for the benefit of the Beneficiaries, on account of the indebtedness of such Obligor to the Agent and the Beneficiaries, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of any Obligor to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Agent and the Beneficiaries that he will not exercise any right of subrogation which he may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.

         10. (a) The Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Agent and the Beneficiaries to: (i) proceed against any Obligor, any other guarantor of any of the Obligations or any other party; (ii) proceed against or exhaust any security held from any Obligor, any other guarantor of any of the Obligations or any other party; or (iii) pursue any other remedy in the Company's or any Beneficiary's power whatsoever. The Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of the Obligors, any other guarantor of any of the Obligations or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of any Obligor, any other guarantor of any of the Obligations or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Obligor other than payment in full of the Obligations. The Agent and the Beneficiaries may, at their election, foreclose on any security held by the Agent or any Beneficiary by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Agent or any Beneficiary may have against the Obligors or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full. The Guarantor waives any defense arising out of any such election by the Agent and the Beneficiaries, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Obligors or any other party or any security.

                  (b) The Guarantor assumes all responsibility for being and keeping himself informed of each Obligor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Agent and the Beneficiaries shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

         11. The Agent and the Beneficiaries agree that no Beneficiary shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights may be exercised solely by the Agent for the benefit of the Beneficiaries upon the terms of this Guaranty.

         12. In order to induce the Company to enter into and consummate the transactions contemplated by the Agreement, the Guarantor represents, warrants and covenants that:

                  (a) the Guarantor (i) is not in violation of any applicable law, statute, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, and (ii) is not in violation of any order of any court, governmental authority or arbitration board or tribunal;

                  (b) the Guarantor has the power and authority to execute, deliver and perform each of the Transaction Agreements to which he is a party (including, without limitation, this Guaranty);

                  (c) no consent of any other Person and no consent or authorization of, filing with or other act by or in respect of, any Governmental Entity or any other Person is required in connection with the execution, delivery or performance by the Guarantor, or the validity or enforceability of, the Transaction Agreements to which the Guarantor is a party (including, without limitation, this Guaranty), except for consents, authorizations, filings or acts which have been made or obtained, as the case may be, and are in full force and effect;

                  (d) the Transaction Agreements to which the Guarantor is a party (including, without limitation, this Guaranty) have been duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

                  (e) the execution, delivery and performance by the Guarantor of the Transaction Agreements to which the Guarantor is a party (including, without limitation, this Guaranty) will not (i) violate any law, statute, rule, regulation or ordinance or any order, writ, junction or decree of any court, Governmental Entity or arbitration board or tribunal, or (ii) conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Agreement or the Transaction Agreements) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or other instrument to which the Guarantor is a party or by which he or any of its property or assets is bound or to which he may be subject; and

                  (f) except as disclosed in the Agreement, there are no pending or threatened litigations, arbitrations, actions or proceedings relating to of affecting the Guarantor which could reasonably be expected to have a Material Adverse Effect.

         13. The Guarantor covenants and agrees that on and after the date hereof and until the Obligations (other than indemnities in the Agreement and analogous provisions in the Transaction Agreements which are not then due and payable) have been paid in full, and the Agreement has been terminated, the Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Agreement, and so that no Event of Default, is caused by the actions of the Guarantor or any of its Obligors.

         14. The Guarantor hereby agrees to pay all costs and expenses of the Agent and each Beneficiary in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Agent or any Beneficiary).

         15. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Agent and the Beneficiaries and their respective successors and assigns.

         16. None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent, provided that any provision of this Guaranty may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

         17. The Guarantor acknowledges that an executed (or conformed) copy of the Agreement and each Transaction Agreement has been made available to him and he is familiar with the contents thereof.

         18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent and the Beneficiaries are hereby authorized at any time or from time to time, without notice to the Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Agent or such Beneficiary, as the case may be, to or for the credit or the account of the Guarantor, against and on account of the obligations and liabilities of the Guarantor to the Agent or such Beneficiary, as the case may be, under any Transaction Agreement (including, without limitation, under this Guaranty), irrespective of whether or not the Agent or such Beneficiary shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

         19. Any notice or request hereunder may be given to the Guarantor at its address (including telecopy number) set forth under its signature below or to the Agent or any Beneficiary at 1345 Avenue of the Americas, New York, New York 10105, Attention: A. Mitchell Greene, Esq., fax: (212) 956-2164 or, at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Guaranty shall be deemed given (i) when personally delivered to any party or any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by telecopier with electronic confirmation of its receipt.

         20. If claim is ever made upon the Agent or any Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Obligor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Obligor, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

         21. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against the Guarantor with respect to this Guaranty or any related agreement may be brought in the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York and, by execution and delivery of this Guaranty, the Guarantor accepts for himself and in connection with his properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. The Guarantor hereby waives personal service of any and all process upon him and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Guarantor at his address set forth under his signature below and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Beneficiary to bring proceedings against the Guarantor in the courts of any other jurisdiction. The Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder in any court referred to above and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by the Guarantor against Agent or any Beneficiary involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Guaranty or any related agreement, shall be brought only in the Supreme Court of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York.

         22. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GUARANTOR, THE AGENT AND THE BENEFICIARIES OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF GUARANTOR, THE AGENT AND THE BENEFICIARIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR HERETO TO THE WAIVER OF HIS RIGHT TO TRIAL BY JURY.

         23. All payments made by the Guarantor hereunder will be made without set off, counterclaim or other defense.

         24. If any part of this Guaranty is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         25. The Guarantor acknowledges that the rights and responsibilities of the Agent under this Guaranty with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as among the Agent and the Beneficiaries, be governed by the Guaranty and such other agreements with respect thereto as may exist from time to time among them but, as between the Agent and the Guarantor, the Agent shall be conclusively presumed to be acting as Agent for the Beneficiaries with full and valid authority so to act or refrain from acting, and neither the Guarantor nor the Obligors shall not be under any obligation or entitlement to make any inquiry respecting such authority.



         IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the day and year first above written.


ATTEST:                                    MICHAEL F. ZINN



---------------------------                ---------------------------
Name:
Title:

                                           Address for Notices to the Guarantor:
                                           c/o Besicorp Ltd.
                                           1151 Flatbush Road
                                           Kingston, New York  12401


                                           Telephone: (914) 336-7700
                                           Telecopier: (914) 336-7172

                                                               Exhibit 4.7(b-2)






                                ESCROW AGREEMENT



                  ESCROW AGREEMENT dated as  of the [ ] day of [     ], 1999, by
                  and between

                  MICHAEL F. ZINN, having an office at 1151 Flatbush Road, Kingston, New York 12401 (the "Guarantor");

                  ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C., having its office at 1345 Avenue of the Americas, New York, New York 10105 (the "Agent") and

                  [                 ]  (the "Escrow Agent").

                                               W I T N E S S E T H:

                  WHEREAS, Besicorp Holdings, Ltd., Besi Acquisition Corp. (together, "Purchaser") and Besicorp Ltd. (the "Buyer") are parties to an amended and restated agreement and plan of merger dated November 24, 1999, (the "Agreement"); and

                  WHEREAS, the Agreement contemplates the execution and delivery of a Guaranty by the Guarantor for the benefit of the Agent; and

                  WHEREAS, the Guaranty contemplates the execution and delivery of an Escrow Agreement by the parties hereof.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Capitalized terms used herein without definition shall have the same meaning as ascribed to them in the Agreement.

                  2. Escrow Agent acknowledges the receipt from Guarantor of $100,000 (the "Escrow Funds") and agrees to hold and disburse the Escrow Funds pursuant to the terms hereof. The Escrow Funds shall be deposited and maintained by Escrow Agent in an interest-bearing bank account at Bankers Trust Company or another nationally recognized financial institution. Escrow Agent shall not be responsible for any interest earned on the Escrow Funds, except for such interest as is actually received, nor for the loss of any interest arising from the withdrawal of the Escrow Funds prior to the date of maturity of any deposit.

                  3. (a) The parties acknowledge that the Escrow Funds shall serve as a source of funding for amounts owing by the Guarantor to the Beneficiaries (as such term is defined in the Guaranty) pursuant to Section 2(b) of the Guaranty ("Claims"). If the Agent shall request a disbursement from the Escrow Fund associated with any Claim, it shall give notice of such request executed by Agent, to the Escrow Agent and Guarantor, which notice shall set forth the amount requested, the basis for such request, and reasonable documentation to support such request (such notice being substantially in the form of Exhibit A hereto).The Escrow Agent shall disburse the amount requested within 10 days of its receipt of the notice in the event the Escrow Agent shall not have received a notice of objection from Guarantor within such period. In the event the Escrow Agent shall receive a timely notice of objection from the Guarantor, it shall not disburse the amount requested until it shall have received (i) the joint written notice of the Guarantor and Agent setting forth the joint direction of such parties (such notice being substantially in the form of Exhibit B hereto), (ii) a written instrument representing a final and non-appealable order or similar direction with respect to the disposition of such amount issued by the arbitrator or arbitration forum, or (iii) a certified copy of a final and non-appealable judgment of a court of competent jurisdiction directing the disbursement of such funds; the Escrow Agent shall also be entitled to deposit such Escrow Funds with the clerk of the court in which any litigation between the parties is pending, or with the clerk of an appropriate court in New York, New York). Notwithstanding the foregoing, the Guarantor shall not unreasonably withhold its consent to a request by the Agent for payment of Claims.

         (b) At any time following the sixth anniversary of the date hereof that all Claims that have been set forth in notices provided under Sections 3(a) of this Agreement have been settled and paid in accordance with the provisions of
Section 3(a), no such claims remain outstanding, and that, in the reasonable judgement of Buyer, no future Claims are foreseeable, Guarantor may, at its option, notify the Escrow Agent and the Agent that all of such conditions have been fulfilled. In the event the Escrow Agent shall not have received a notice of objection from the Agent with 30 days after delivery of such notice, it shall be required to disburse all amounts then remaining in the Escrow Fund to Guarantor and this Agreement shall terminate. In the event that the Escrow Agent shall receive a timely notice of objection from the Agent, it shall not disburse any portion of the Escrow Fund and shall disburse the Escrow Fund only in accordance with the provisions of the fourth sentence of Section 3(a) hereof.

                  4. Escrow Agent shall not be liable in any way or to any person for its refusal to comply with adverse claims and demands being made upon it, and shall not be responsible for any act or failure to act on its part, nor shall it have any liability under this Escrow Agreement, except in the case of willful default or gross negligence. This Escrow Agreement shall terminate and Escrow Agent shall be automatically released from all responsibility and liability upon Escrow Agent's delivery or deposit of the Escrow Funds in accordance with the provisions of this Escrow Agreement.

                  5. Escrow Agent or any member of its firm shall be permitted to act as counsel for Purchaser in any dispute or question as to any matter arising out of the Agreement or this Escrow Agreement.

                  6. Escrow Agent may resign or be discharged at any time and, in such event, shall deliver the Escrow Funds pursuant to the joint written instructions of Guarantor and Agent or, in the absence of such instructions, may deposit the Escrow Funds with the clerk of an appropriate court in New York, New York.

                  7. Escrow Agent shall be indemnified by Guarantor against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrow Agent (including reasonable counsel fees, disbursements and court costs) by reason of its acting or failing to act in connection with any of the matters contemplated by, or in carrying out the terms of, this Escrow Agreement, except as a result of its willful malfeasance or gross negligence.

                  8. Any notice or communication pursuant to this Escrow Agreement shall be delivered in accordance with the provisions of the Guaranty, addressed to Guarantor, and Agent and the Escrow Agent at the addresses set forth above.

Notice shall be deemed effective as provided in the Guaranty.

                  9. This Escrow Agreement, the Guaranty and the Agreement set forth the entire understanding of the parties hereto and may not be changed orally.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.

                                 GUARANTOR:

                                 MICHAEL F. ZINN


                                 ----------------------------------


                                 AGENT:

                                 ROBINSON BROG LEINWAND GREENE
                                 GENOVESE & GLUCK P.C.


                                 By:
                                    ------------------------------
                                    A Member of the Firm

                                 ESCROW AGENT:

                                 [                ]


                                 By:
                                    ------------------------------
                                    A Member of the Firm

                                    Exhibit A
                           FORM OF DISBURSEMENT NOTICE
                                   CERTIFICATE


          This certificate is being issued pursuant to Section 3(a) of that certain Escrow Agreement dated as of [ ], 1999 by and among Michael F. Zinn (the "Guarantor"), Robinson Brog Leinwand Greene Genovese & Gluck P.C.("Agent") and [ ], as Escrow Agent (the "Escrow Agreement"). Terms not defined in this certificate shall have the meanings set forth in the Escrow Agreement. The undersigned, a member of the Agent, hereby certifies that:

         1. Agent is requesting the Escrow Agent release the amount of $_______ of the Escrow Fund.

         2. Agent is requesting the amount in Paragraph 1 above on account of [brief description of the claim] (the "Claim");

         3. Attached hereto is documentation which supports the amount of the Claim; and

         4. A copy of this Certificate, including all attachments, has been sent to the Guarantor in the manner set forth in the Escrow Agreement.

         IN WITNESS WHEREOF, Agent has executed and delivered this Certificate as of the ________day of ___________ ________.


                                            ROBINSON BROG LEINWAND GREENE
                                              GENOVESE & GLUCK P.C.


                                            By:
                                               -----------------------------
                                               A Member of the Firm

                                    Exhibit B
                        FORM OF JOINT DISBURSEMENT NOTICE
                                   CERTIFICATE


                   This certificate is being issued pursuant to  Section 3(a) of
that certain Escrow Agreement dated  as of [                     ], 1999 by  and
among Michael F. Zinn (the "Guarantor"), Robinson Brog Leinwand Greene  Genovese
& Gluck P.C.("Agent") and [       ], as Escrow  Agent (the "Escrow  Agreement").
Terms not defined in this certificate shall have the meanings set forth in the Escrow Agreement. The undersigned, a member of the Agent and the Guarantor, each hereby certify that:

         1. On __________, ___ Agent filed a certificate (a copy of which was attached to this certificate with the Escrow Agent) (the "Disputed Certificate") with the Escrow Agent and the other parties required under Section 3 of the Escrow Agreement.

         2. The other party receiving the Disputed Certificate disputed an element of the Disputed Certificate in accordance with the above provision of the Escrow Agreement.

         3. The parties hereto are now jointly requesting the Escrow Agent release the amount of $_______ of the Escrow Fund to Agent as the agreed-to payment with respect to the Disputed Certificate.

         IN WITNESS WHEREOF, Guarantor and Agent have executed and delivered this Certificate as of the ________day of ___________ ________.


                                 GUARANTOR:

                                 MICHAEL F. ZINN


                                 -------------------------------

                                 AGENT:

                                 ROBINSON BROG LEINWAND GREENE
                                 GENOVESE & GLUCK P.C.


                                 By:
                                 -------------------------------
                                 A Member of the Firm

                                                                 Exhibit 4.11




             FORM OF BESICORP LTD.'S IRREVOCABLE INSTRUCTION NOTICE
                                  INSTRUCTIONS


          These Instructions are being issued in connection with Section 4 of that certain Escrow Agreement dated as of March 22, 1999 by and among Besicorp Group Inc., a New York corporation; Besicorp Ltd., a New York corporation; BGI Acquisition Corporation, a New York corporation; BGI Acquisition LLC, a Wyoming limited liability company; and Robinson Brog Leinwand Greene Genovese & Gluck P.C. (the "Escrow Agreement"). The undersigned, a duly authorized officer of BL, hereby irrevocably informs and instructs the Escrow Agent that:

         1. BL is a party to an amended and restated agreement and plan of merger (the "Merger Agreement") dated as of November 24, 1999 which provides for the distribution of monies received by BL pursuant to Section 4 of the Escrow Agreement. Terms not defined in this certificate shall have the meanings set forth in the Merger Agreement.

         2. BL hereby instructs the Escrow Agent to distribute all monies to be released pursuant to Section 4 of the Escrow Agreement to the entities listed below as follows:


Name                                    proportion to be released
----                                    -------------------------

Continental Stock Transfer &            the number of shares of Common Stock  held of record by
Trust Co., or the successor             the Company Shareholders immediately prior to the
thereto  under the Paying               Effective Date
Agent Agreement attached hereto as      --------------------------------------------------------
Exhibit A                               the sum of the number of shares of Common Stock held of
                                        record by the Company Shareholders,  the Objecting
                                        Shareholders and the Ineligible Shareholders immediately
                                        prior to the Effective Date and the number of Management
                                        Restricted Shares which have been cancelled pursuant to
                                        Section  4.9  of  the  Merger  Agreement prior thereto.





BL                                      the sum of the number of shares of Common Stock held of
                                        record by the Objecting Shareholders and the Ineligible
                                        Shareholders immediately prior to the Effective Date and
                                        the number of Management Restricted Shares which have
                                        been cancelled pursuant to Section 4.9 prior to the
                                        Effective Date
                                        --------------------------------------------------------
                                        the sum of the number of shares of Common Stock held of
                                        record by the Company Shareholders, the Objecting
                                        Shareholders and the Ineligible Shareholders immediately
                                        prior to the Effective Date and the number of Management
                                        Restricted Shares which have been cancelled pursuant to
                                        Section 4.9 prior thereto.

                  These instructions are intended to be irrevocable and the other parties to the Merger Agreement would not have entered into the Merger Agreement but for the delivery of these instructions.

         3. A copy of this Certificate, including all attachments, has been sent to Buyer in the manner set forth in the Indemnification Agreement.

         IN WITNESS WHEREOF, BL has executed and delivered this Instruction as of the ________day of ___________ ________.


                                  BESICORP LTD.


                                  By:
                                        -------------------------------
                                        By:
                                        Its:

                                                                 Exhibit A

 EXHIBIT 5.2.3





                  FORM OF OPINION OF ZEICHNER, ELLMAN, & KRAUSE
         [Subject to Counsel's standard assumptions and qualifications]


1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Acquisition Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of Parent and Acquisition Corp has all necessary corporate power and authority to conduct its business as now being conducted.

2. Each of Parent and Acquisition Corp has full corporate power and authority to enter into and perform the Agreement and each of the other Transaction Agreements to which it is a party. The execution and delivery of the Agreement and each of the other Transaction Agreements by Acquisition Corp and Parent and the performance by Acquisition Corp and Parent of their respective obligations thereunder have been duly authorized by all requisite corporate action. The Agreement and each of the other Transaction Agreements to which it is a party have been duly executed and delivered by duly authorized officers of Acquisition Corp and Parent and each constitutes a valid, legal and binding obligation of Acquisition Corp and Parent enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

3. No Authorization from any Governmental Entity is required by or with respect to Parent or Acquisition Corp in connection with the execution and delivery of the Agreement or the other Transaction Agreements by Acquisition Corp and Parent or the consummation by Parent and Acquisition Corp of the transactions contemplated thereby.

4. Neither the execution and delivery of the Agreement or any of the other Transaction Agreements by Parent or Acquisition Corp, nor the consummation by Parent or Acquisition Corp of the transactions contemplated hereby or thereby, will (i) conflict with or result in a breach of any of the terms or provisions of the Certificate of Incorporation or By-Laws of Acquisition Corp, or of Parent or of any statute or administrative regulation, or, to our Actual Knowledge, of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which Acquisition Corp or Parent is a party or by which Parent or Acquisition Corp is bound; or (ii) to our Actual Knowledge, violate, conflict with, breach, constitute a default (or give rise to an event which, with notice or lapse of time or both, would constitute a default)  under,  or result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or Acquisition Corp under, any Parent Obligation, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other Encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on Parent or Acquisition Corp or (y) impair Parent or Acquisition Corp's ability to perform its obligations under the Agreement or any of the other Transaction Agreements. Without limiting the generality of the foregoing, to our Actual Knowledge, neither Parent nor Acquisition Corp is subject to any Parent Obligation pursuant to which timely performance of the Agreement or the Merger may be prohibited, prevented or materially delayed.

  EXHIBIT 5.3.3






     FORM OF OPINION OF ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.
         [Subject to Counsel's standard assumptions and qualifications]


1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; and has all necessary corporate power and authority to conduct its business as now being conducted.

2. The Company has full corporate power and authority to enter into and perform the Transaction Agreements to be entered into in connection with the Agreement and the Merger to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company and the performance by the Company of its obligations thereunder have been duly authorized and approved by all requisite corporate action. The Agreement and each of the other Transaction Agreements have been duly executed and delivered by duly authorized officers of the Company and each constitutes a valid, legal and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

3. To our Actual Knowledge there are no subscriptions, options, stock appreciation rights, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, or register the sale of, any securities of any kind.

4. Other than Proxy Statement and the Schedule 13E-3, no Authorization from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of the Agreement or the other Transaction Agreements by the Company or the consummation by the Company of the transactions contemplated thereby.

5. Neither the execution and delivery of the Agreement or any of the other Transaction Agreements by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, will conflict with or result in a breach of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company or of any statute or administrative regulation, or, to our Actual Knowledge, of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award to which the Company is a party or by which the Company is bound.